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                                                                      EXHIBT 4.6

                                                                  CONFORMED COPY



                                   AGREEMENT


                             DATED 5th June, 2001


                             (Pounds)1,000,000,000


                    MULTICURRENCY REVOLVING CREDIT FACILITY


                                      FOR


                             SCOTTISH POWER UK PLC


                                  ARRANGED BY


                      THE BANK OF TOKYO-MITSUBISHI, LTD.
                 COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH
                                J.P. MORGAN PLC

                                      AND

                        THE ROYAL BANK OF SCOTLAND PLC





                                 ALLEN & OVERY
                                    London
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THIS AGREEMENT is dated 5th June, 2001 between:

(1)  SCOTTISH POWER UK PLC (Registered No. SC11712OP) (the "Company");

(2) THE BANK OF TOKYO-MITSUBISHI, LTD., COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH, J.P. MORGAN PLC and THE ROYAL BANK OF SCOTLAND PLC as joint arrangers (in this capacity the "Joint Arrangers");

(3) THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as banks (the "Banks"); and

(4)  THE ROYAL BANK OF SCOTLAND PLC as agent (in this capacity the "Agent").

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  Definitions

     In this Agreement:

     "Affiliate"

     means a Subsidiary or a Holding Company (as defined in Section 736 of the Companies Act 1985) of a person and any other Subsidiary of that Holding Company.

     "Agent's Spot Rate of Exchange"

     means the Agent's spot rate of exchange for the purchase of the relevant Optional Currency in the London foreign exchange market with Sterling at or about 11.00 a.m. on a particular day.

     "Appointee"

     means Southern Water Services Limited (registered number 2366670) a wholly owned subsidiary of SWP.

     "Appointment"

     means the instrument of appointment dated August 1989 of the Appointee as water undertaker and sewerage undertaker for the Franchise Area under the Water Act 1989 as subsequently repealed and replaced by the Water Act.

     "Balance Sheet"

     means, at any time, the latest published audited consolidated balance sheet of the Group on a historic cost basis.

     "Borrowings"

     means any indebtedness in respect of:

     (a) moneys borrowed and debit balances at banks and other financial institutions;

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     (b)  any debt security including any bond, note or loan stock;

     (c) any acceptance under any acceptance credit facility opened by a bank or other financial institution;

     (d) the sale or discounting of receivables (except to the extent that such sale or discounting is on a non-recourse basis);

     (e) any lease which the Company accounts for as a finance lease as such term is described in the Statement of Standard Accounting Practices No. 21 (or any successor statement or financial reporting standard);

     (f) any accrued fixed or minimum premium payable on the repayment or redemption of any instrument referred to in paragraph (b) above;

     (g) for the purposes of Clause 19.5 (Cross-default) only, interest rate swaps, currency swaps (including spot and forward exchange contracts), caps, collars, floors and similar obligations;

     (h) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset; and

     (i) any guarantee, indemnity and/or other form of assurance against financial loss by any member of the Group in respect of any indebtedness of any person of a type referred to in paragraphs (a) to
          (h) above (in the case of paragraph (g) above, for the purposes of Clause 19.5 (Cross default) only),

     but excluding any borrowings from PacifiCorp Group Holdings Company or Holdco to the Company provided that such borrowings do not bear interest and are subordinated to the rights of the Finance Parties on terms satisfactory to the Majority Banks.

     Any amount outstanding in a currency other than Sterling is to be taken into account at its Sterling equivalent calculated on the basis of the Agent's spot rate of exchange at 11.00 a.m. on the day the relevant amount falls to be calculated. However, indebtedness owing by one member of the Group to another member of the Group shall not be taken into account as Borrowings and, for the purposes of calculating the amount of Borrowings at any time:

     (i) deep discount borrowings will be valued at the amount attributed to them in the then latest Balance Sheet; and

     (ii) no item of indebtedness will be double counted by the inclusion of both the primary indebtedness and indebtedness arising under a guarantee, indemnity and/or other form of assurance with respect to that primary indebtedness.

     "Business Day"

     means a day (other than a Saturday or a Sunday) on which banks are open for business in:

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     (a)  London; and

     (b)  Glasgow; and

     (c) in relation to a transaction involving an Optional Currency (other than euros) the principal financial centre of the country of that Optional Currency; and

     (d)  in relation to a transaction involving euros, a TARGET Day.

     "Commitment"

     means:

     (a) in relation to a Bank which is a Bank on the date of this Agreement, the amount set opposite its name under the heading "Commitments" in
          Schedule 1 (Original Parties); and

     (b) in relation to a Bank which becomes a Bank after the date of this Agreement, the amount of Commitment acquired by it under Clause 27 (Changes to the Parties) or pursuant to any Finance Document, in each case, to the extent not cancelled, reduced or transferred under this Agreement.

     "Consolidated EBITDA"

     means in respect of any financial year of the Group, the consolidated profits of the Group before:

     (a)  Net Interest Payable;

     (b)  tax;

     (c)  depreciation;

     (d)  amortisation (including, for the avoidance of doubt, of goodwill); and

     (e)  extraordinary and exceptional items,

     but adjusted by deducting any amount attributable to minority interests.

     "Counter Guarantor"

     has the meaning given to it in Clause 27.4(a)(iii) (Accession).

     "Counter Guarantor Accession Agreement"

     means a deed substantially in the form of Part 2 of Schedule 8 with such amendments as the Agent may approve or reasonably require.

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     "Dangerous Substance"

     means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) capable (in each case) of causing harm to man or any other living organism or damaging the environment or public health or welfare, including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous waste.

     "Default"

     means an Event of Default or an event which, with the giving of notice, lapse of time, or fulfilment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

     "Drawdown Date"

     means the date of the advance of a Loan.

     "EC"

     means the European Community and its successors.

     "EIB Facilities"

     means the credit facilities made available by the European Investment Bank which mature after the Final Repayment Date, and more particularly being:

     (a) a (Pounds)144,000,000 credit facility dated 26th February, 1998 for Southern Water Services Limited and the Company, to be novated to Southern Water Services Limited;

     (b) a (Pounds)50,000,000 credit facility dated 14th February, 2000 for Manweb plc; and

     (c) a (Pounds)150,000,000 credit facility dated 14th December, 1998 as amended and restated on 19th and 22nd July, 1999 for the Company of which (Pounds)80,000,000 will be novated to SP Distribution and (Pounds)70,000,000 will be novated to SP Transmission.

     "Environmental Law"

     means all laws, regulations, codes of practice, circulars, guidance notices and the like (whether in the United Kingdom or elsewhere) whether or not having the force of law but if not having the force of law compliance with which is customary in the industry concerning the protection of human health or the environment or the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

     "Environmental Licence"

     means any permit, licence, authorisation, consent or other approval required by any Environmental Law.

     "euro"

     means the single currency of the Participating Member States.

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     "Event of Default"

     means an event specified as such in Clause 19.1 (Events of Default).

     "Excluded Entity"

     means SWP, Manweb plc and Thus plc and any of their Subsidiaries.

     "Existing Facility"

     means the (Pounds)2,600,000,000 credit agreement dated 24th June, 1996 as amended by a supplemental agreement dated 12th March, 1999 made between (among others) the Company and the Agent.

     "Facility"

     means the facility referred to in Clause 2.1 (Facility).

     "Facility Office"

     means, subject to Clause 27.7 (Change of Facility Office), the office(s) notified by a Bank to the Agent:

     (a)  on or before the date it becomes a Bank; or

     (b)  by not less than five Business Days' notice,

     as the office(s) through which it will perform all or any of its obligations under this Agreement.

     "Fee Letter"

     means:

     (a) the letter dated the date of this Agreement between the Joint Arrangers and the Company setting out the amount of various fees referred to in Clause 21.1 (Front-end fees); and

     (b) the letter dated the date of this Agreement between the Agent and the Company setting out the amount various fees referred to in Clause 21.4 (Agent's fee).

     "Final Repayment Date"

     means the fifth anniversary of the date of this Agreement.

     "Finance Document"

     means this Agreement, a Fee Letter, a Counter Guarantor Accession Agreement, a Guarantor Accession Agreement, a Novation Certificate or any other document designated as such by the Agent and the Company.

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     "Finance Party"

     means a Joint Arranger, a Bank or the Agent.

     "Franchise Area"

     means each of:

     (a) the area described in paragraph 1 of Schedule 1 of the Appointment in respect of the Appointee's appointment as a water undertaker; and

     (b) the area described in paragraph 2 of Schedule 1 of the Appointment in respect of the Appointee's appointment as a sewerage undertaker.

     "GEMA"

     means the Gas and Electricity Markets Authority.

     "GEMA Subsidiary"

     means a Subsidiary of the Company which has any assets or business of the Group transferred to it as a result of a Restructuring.

     "GEMA Subsidiary Guarantor"

     has the meaning given in Clause 27.4(a)(ii) (Accession).

     "Group"

     means at any time the Company and its Subsidiaries at that time.

     "Guarantor"

     means, subject to Clause 27.4(a) (Accession), a GEMA Subsidiary Guarantor or Holdco.

     "Guarantor Accession Agreement"

     means a deed substantially in the form of Part 1 of Schedule 8 with such amendments as the Agent may approve or reasonably require.

     "Hedging Liabilities"

     means indebtedness arising in respect of obligations of the type referred to in paragraph (g) of the definition of "Borrowings" in this Clause 1.1.

     "Holdco"

     means Scottish Power plc (Registered No. SC193794).

     "Holdco Group"

     means at any time Holdco and its Subsidiaries at that time.

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     "Interest Payable"

     means, in respect of any financial period, all interest, discount and acceptance commission and all other continuing, regular or periodic costs, charges and expenses in the nature of interest (whether paid, payable or capitalised) or treated for accounting purposes as interest, incurred by the Group in effecting, servicing or maintaining Total Consolidated Borrowings during that period.

     "Interest Receivable"

     means, in respect of any financial period, interest and amounts in the nature of interest received during that period by the Group from persons outside the Group.

     "Investments"

     means:

     (a) cash on current account or cash on deposit with, or certificates of deposit issued by, or bills of exchange accepted by, any bank incorporated in an OECD country from which proceeds are readily remittable to the United Kingdom, and in each case, where the deposit or the maturity is for a duration of six months or less; and

     (b) bonds or treasury bills issued by an OECD government or agency, bonds rated single-A or above by a major rating agency and commercial paper rated A1 or P1 by a major rating agency, in each case, where the proceeds of which are readily remittable to the United Kingdom.

     "LIBOR"

     means, in relation to a Loan:

     (a) the rate per annum which appears on Telerate Page 3750 or Telerate Page 3740 (as appropriate); or

     (b) if no such offered quotation appears on Telerate Page 3750 or Telerate Page 3740, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, in each case, at or about 11.00 a.m. on the applicable Rate Fixing Day for the offering of deposits in the currency of the relevant Loan for a period comparable to its Term.

     For the purposes of this definition, "Telerate Page 3750" or "Telerate Page 3740" means the display designated as "Page 3750" or "Page 3740" (as appropriate) on the Telerate Service (or other such page as may replace Page 3750 or Page 3740 on that service) or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for various currencies.

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     "Licence"

     means each licence granted by GEMA to a member of the Group under section 6(1) of the Electricity Act 1989 (as amended, after section 30 of the Utilities Act 2000 comes into force).

     "Loan"

     means the principal amount of a borrowing by the Company under this Agreement or the principal amount outstanding of that borrowing.

     "Majority Banks"

     means, at any time, Banks whose Commitments:

     (a)  then aggregate more than 66 2/3 per cent. of the Total Commitments; or

     (b) if no Loans are then outstanding and the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately before the reduction.

     "Mandatory Cost"

     means the cost of complying with certain regulatory requirements, expressed as a percentage rate per annum and calculated by the Agent under Schedule 3 (Calculation of Mandatory cost).

     "Mandatory Subsidiaries"

     means SP Distribution, SP Generation and SP Transmission.

     "Margin"

     means, subject to Clause 8.2 (Margin adjustments), 0.45 per cent. per annum.

     "Net Interest Payable"

     means, in respect of any financial period, Interest Payable during that period less Interest Receivable during that period.

     "Novation Certificate"

     means a duly completed certificate, substantially in the form of Schedule 5 (Form of Novation Certificate).

     "Obligor"

     means the Company, a Guarantor or a Counter Guarantor.

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     "Operating Profit"

     means the consolidated net pre-taxation profits (after adding back Net Interest Payable) of the Group for a financial year of the Group before taking account of any extraordinary profits (or losses).

     "Optional Currency"

     means US Dollars, euros or any other currency (other than Sterling) which is for the time being freely transferable and convertible into Sterling and deposits of which are readily available in the London interbank market.

     "Original Group Accounts"

     means the audited consolidated accounts of the Group for the year ended 31st March, 2000.

     "Original Sterling Amount"

     means:

     (a)  the principal amount of a Loan denominated in Sterling; or

     (b) the principal amount of a Loan denominated in an Optional Currency translated into Sterling on the basis of the Agent's Spot Rate of Exchange three Business Days before its Drawdown Date.

     "Outstandings"

     means at any time, the aggregate of each outstanding Loan.

     "PacifiCorp"

     means PacifiCorp (a company incorporated in Portland, Oregon).

     "Participating Member State"

     means a member state of the European Union that adopts a single currency in accordance with the treaty establishing the EC.

     "Party"

     means a party to this Agreement.

     "Permitted Security Interest"

     means:

     (a) any Security Interest created or outstanding with the prior written consent of the Majority Banks;

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     (b)  any lien or hypothecation arising by operation of law or contained in a contract for the sale of goods, supply of services or joint operation of assets entered into in the ordinary course of trade of the company creating the same;

     (c)  Security Interests not otherwise permitted under paragraphs (a) and
          (b) above provided that the aggregate principal amount of the indebtedness secured by Security Interests permitted under this paragraph (c) shall not at any time exceed an amount equal to 15 per cent. of Tangible Consolidated Net Worth at that time; and

     (d) any Security Interest created by a Project Finance Subsidiary to secure its Project Finance Borrowings.

     "Principal Subsidiary"

     means any Subsidiary of the Company:

     (a) whose profits (before taxation and before extraordinary items and any taxation relating thereto) are 10 per cent. or more of the consolidated net profits of the Group (before taxation and before extraordinary items and any taxation relating thereto); or

     (b) whose gross assets are 10 per cent. or more of the consolidated gross assets of the Group; or

     (c) whose Net Assets are 10 per cent. or more of the consolidated Net Assets of the Group,

          all as shown (in the case of any Subsidiary) in its most recent annual accounts and (in the case of the Group) in the most recent annual consolidated accounts of the Group and for this purpose "Net Assets" in relation to any Subsidiary means its total assets (excluding goodwill) less its total liabilities and in relation to the Group means the total assets (excluding goodwill) of the Group less its total liabilities; and

     (d) any other Subsidiary or Subsidiaries of the Company to whom all or substantially all of the assets or business of a Principal Subsidiary are transferred.

     "Project Finance Borrowings"

     means any Borrowing which finances, and any Hedging Liabilities incurred in the financing of the acquisition, development, ownership and/or operation of an asset:

     (a) which is incurred by a Project Finance Subsidiary; or

     (b) in respect of which the person or persons to whom such Borrowing is or may be owed by the relevant debtor (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than to a Project Finance Subsidiary) for the repayment thereof other than:

          (i) recourse to such debtor for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset; and/or
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          (ii)  recourse to such debtor for the purpose only of enabling amounts to be claimed in respect of such Borrowing in an enforcement of any Security Interest given by such debtor over such asset or the income, cash flow or other proceeds deriving therefrom (or given by any shareholder or the like in the debtor over its shares or like interest in the capital of the debtor) to secure such Borrowing, provided that (I) the extent of such recourse to such debtor is limited solely to the amount of any recoveries made on any such enforcement, and (II) such person or persons are not entitled, by virtue of any right or claim arising out of or in connection with such Borrowing, to commence proceedings for the winding up or dissolution of the debtor or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the debtor or any of its assets (save only for the assets the subject of such Security
                Interest); and/or

          (iii) recourse to such debtor generally, or directly or indirectly to a member of the Group, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available.

     "Project Finance Subsidiary"

     means any Subsidiary of the Company:

     (a) which is a company whose principal assets and business are constituted by the ownership, acquisition, development and/or operation of an asset whether directly or indirectly;

     (b) none of whose Borrowings in respect of the financing of such ownership, acquisition, development and/or operation of an asset benefits from any recourse whatsoever to any member of the Group (other than the Subsidiary itself or another Project Finance Subsidiary) in respect of the repayment thereof, except as expressly referred to in paragraph (b)(iii) of the definition of Project Finance Borrowings in this Clause 1.1; and

     (c) which has been designated as such by the Company by written notice to the Agent, provided that the Company may give written notice to the Agent at any time that any Project Finance Subsidiary is no longer a Project Finance Subsidiary, whereupon it shall cease to be a Project Finance Subsidiary.

     "Qualifying Bank"

     means an institution which is:

     (a) a bank which is within the charge to U.K. corporation tax in respect of, and beneficially entitled to, a payment of interest on a Loan made by a person that was a bank for the purposes of section 349 of the Income and Corporation Taxes Act 1988

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          (as currently defined in section 840A of the Income and Corporation
          Taxes Act) at the time the Loan was made; or

     (b) a financial institution lending through any other branch, affiliate or agency if, at the time such financial institution becomes a Party, the financial institution or affiliate (as the case may be) is a resident in a country with which the United Kingdom has an appropriate double taxation treaty pursuant to which the Company, upon receiving an appropriate direction from the UK Inland Revenue Financial Intermediaries and Claims Office, will be permitted to pay interest in respect of advances made by that financial institution under this Agreement without withholding of United Kingdom income tax.

     "Rate Fixing Day"

     means:

     (a)  the first day of a Term for a Loan denominated in Sterling; or

     (b) the second Business Day before the first day of a Term for a Loan denominated in an Optional Currency (other than euros); or

     (c) the second TARGET Day before the first day of a Term for a Loan denominated in euros.

     "Reference Banks"

     means, subject to Clause 27.5 (Reference Banks), the principal London offices of The Royal Bank of Scotland plc, The Chase Manhattan Bank, The Bank of Tokyo-Mitsubishi, Ltd. and Commerzbank Aktiengesellschaft.

     "Relevant Group"

     means

     (a)  in the case of the Company, the Group; or

     (b)  in the case of Holdco, the Holdco Group.

     "Repayment Date"

     means the last day of a Term for a Loan.

     "Request"

     means a request made by the Company for a Loan, substantially in the form of Schedule 4 (Form of Request).

     "Reservations"

     means the qualifications as to matters of law only contained in the legal opinions set out in Schedule 6 (Form of legal opinion of Allen & Overy) and
     Schedule 7 (Form of legal opinion of Maclay Murray & Spens).

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     "Restructuring"

     means any restructuring of the Group required in order to comply with the Utilities Act 2000 and the Licences.

     "Ring Fenced Group"

     means Holdco and any Affiliate of Holdco that is not also a member of the Group.

     "Security Interest"

     means any mortgage, pledge, lien, charge, assignment by way of security or subject to a proviso for redemption, assignation in security, standard security, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

     "SP Distribution"

     means SP Distribution Limited (Registered No. SC189125).

     "SP Generation"

     means Scottish Power Generation Limited (Registered No. SC189124).

     "SP Transmission"

     means SP Transmission Limited (Registered No. SC189126).

     "Sterling"

     means the lawful currency for the time being of the U.K.

     "Subsidiary"

     means a subsidiary within the meaning of Section 736 of the Companies Act 1985, as amended by Section 144 of the Companies Act 1989.

     "SWP"

     means Southern Water PLC (registered number 2366620).

     "Tangible Consolidated Net Worth"

     means at any time the aggregate of:

     (a) the amount paid up or credited as paid up on the issued share capital of the Company; and

     (b) the amount standing to the credit of the consolidated capital and revenue reserves of the Group;

     based on the Balance Sheet but adjusted by:

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     (i)    adding any amount standing to the credit of the profit and loss account for the Group for the period ending on the date of the Balance Sheet, to the extent not included in sub-paragraph (b) above and to the extent the amount is not attributable to any dividend or other distribution declared, recommended or made by any member of the Group;

     (ii) deducting any amount standing to the debit of the profit and loss account for the Group for the period ending on the date of the Balance Sheet, to the extent not included in sub-paragraph (b) above;

     (iii) deducting any amount attributable to goodwill or any other intangible asset;

     (iv) deducting any amount attributable to a revaluation of assets after 31st March, 2000 or, in the case of assets of a company which becomes a member of the Group after that date, the date on which that company becomes a member of the Group unless in either case such revaluation is based on valuations by independent valuers;

     (v) reflecting any variation in the amount of the issued share capital of the Company and the consolidated capital and revenue reserves of the Group after the date of the Balance Sheet;

     (vi) reflecting any variation in the interest of the Company in any other member of the Group since the date of the Balance Sheet;

     (vii) excluding any amounts required to be set aside for taxation payable by the Group;

     (viii) excluding any amount attributable to minority interests; and

     (ix) eliminating inconsistencies between the accounting principles applied in connection with the Balance Sheet and those applied in connection with the Original Group Accounts.

     "TARGET Day"

     means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

     "Term"

     means the period selected by the Company in a Request for which the relevant Loan is to be outstanding.

     "Total Commitments"

     means the aggregate for the time being of the Commitments, being (Pounds)1,000,000,000 at the date of this Agreement.

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     "Total Consolidated Borrowings"

     means, at any time, the aggregate principal amount (or amounts equivalent to principal, howsoever described) comprised in the Borrowings of the Company and its Subsidiaries at that time calculated on a consolidated basis. Any amount outstanding in a currency other than Sterling is to be taken into account at its Sterling equivalent calculated on the basis of the Agent's Spot Rate of Exchange on the day the relevant amount falls to be calculated.

     "Total Consolidated Net Borrowings"

     means, at any time, Total Consolidated Borrowings less the aggregate principal amount of Investments beneficially owned by the Group free from Security Interests (to the extent the proceeds of the same are readily remittable to the U.K.) at that time.

     "U.K."

     means the United Kingdom.

     "Water Act"

     means the Water Industry Act 1991 and any subordinate legislation, regulations and codes of practice made or issued under it.

     "US Dollars"

     means the lawful currency for the time being of the United States of America.

1.2  Construction

(a)  In this Agreement, unless the contrary intention appears, a reference to:

     (i) "assets" includes properties, revenues and rights of every description;

            an "authorisation" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration and notarisation;

            a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

     (ii) a provision of a law is a reference to that provision as amended or re-enacted;

     (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

     (iv)   a person includes its permitted successors and assigns;

     (v) a Finance Document or another document is a reference to that Finance Document or that other document as amended, novated or supplemented in writing; and

     (vi)   a time of day is a reference to London time.

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                                      16
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(b)  Unless the contrary intention appears, a reference to a "month" or "months"
     is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

     (i) if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

     (ii) if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and


     (iii) notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(c) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)  (i)   Terms used in the definitions of "Borrowings", "Consolidated EBITDA",
           "Interest Payable", "Interest Receivable", "Net Interest Payable", "Operating Profit", "Tangible Consolidated Net Worth", "Total Consolidated Borrowings" and "Total Consolidated Net Borrowings" in Clause 1.1 (Definitions) are to be calculated in accordance with the accounting principles applied in connection with the Original Group Accounts.

     (ii) If there is a dispute as to any interpretation or computation for sub-paragraph (i) above, the interpretation or computation of the auditors for the time being of the Company will prevail.

(e) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

(f)  (i)   Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

     (ii) Notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of that Finance Document.

2.   THE FACILITY

2.1  Facility

(a) Subject to the terms of this Agreement, the Banks grant to the Company a committed multicurrency revolving credit facility under which the Banks agree to make Loans to the Company.

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                                      17
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(b)  The Banks shall, when requested by the Company, make to the Company Loans up to an aggregate principal amount not exceeding, at any time, the Total Commitments at that time.

(c)  No Bank is obliged to lend more than its Commitment.

2.2  Number of Requests and Drawdowns

     No Request may specify a Drawdown Date which is within three Business Days of another Drawdown Date, although up to three Loans may be made on the same day. Subject to the above, any number of Requests may be delivered on the same day and/or specifying the same Drawdown Date, whether or not the Terms requested are similar.

2.3  Limits

(a) The aggregated Original Sterling Amount of all outstanding Loans shall not exceed the Total Commitments.

(b) No Bank is obliged to participate if it would cause the Original Sterling Amount of its participations in the Loans to exceed its Commitment.

2.4  Nature of a Finance Party's rights and obligations

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.5  Change of Currency

     If a change in any currency of a country occurs, this Agreement will be amended to the extent the Agent acting reasonably and in consultation with the Company specifies to be necessary to reflect the change in currency and to put the Banks in the same position, so far as possible, that they would have been in if no change in currency had occurred.

3.   PURPOSE

(a) The Company shall apply each Loan towards its general corporate purposes and the refinancing of any outstanding amounts under the Existing Facility.

(b) Without affecting the obligations of the Company in any way, no Finance Party is bound to monitor or verify the application of any Loan.

4.   CONDITIONS Precedent

4.1  Documentary conditions precedent

     The obligations of each Finance Party to the Company under this Agreement are subject to the condition precedent that the Agent has notified the Company and the Banks that it has

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

                                      18

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     received all of the documents set out in Part 1 of Schedule 2 in form and substance satisfactory to the Agent.

4.2  Further conditions precedent

     The obligations of each Bank to participate in a Loan are subject to the further conditions precedent that on both the date of the Request and the Drawdown Date for that Loan:

     (i) the representations and warranties in Clause 17 (Representations and warranties) to be repeated on those dates are correct and will be correct immediately after the Loan is made; and

     (ii) no Default is outstanding or could reasonably be expected to result from the making of the Loan.

5.   DRAWDOWN

5.1  Receipt of Requests

     The Company may utilise the Facility if the Agent receives a duly completed Request, not later than:

     (a) 9.30 a.m. on the proposed Drawdown Date for a Loan denominated in Sterling which is to be used solely for the purposes of repayment of commercial paper which is due for repayment on that Drawdown Date; or

     (b) 12.00 noon one Business Day before the applicable Rate Fixing Day for a Loan denominated in:

          (i)  an Optional Currency; or

          (ii) Sterling if borrowed for a purpose other than that set out in paragraph (a) above.

5.2  Completion of Requests

     A Request will not be regarded as having been duly completed unless:

     (a) the Drawdown Date is a Business Day falling before the Final Repayment Date;

     (b) the principal amount of the Loan is a minimum of (Pounds)25,000,000 and an integral multiple of (Pounds)5,000,000 (or its equivalent in an Optional Currency) or the principal amount of the Loan is equal to the balance of the undrawn Total Commitments as at the proposed Drawdown Date;

     (c)  one Term is specified which:

          (i)  does not extend beyond the Final Repayment Date; and

          (ii) is a period of one, two, three or six months.

     (d)  the payment instructions comply with Clause 10 (Payments);

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

                                      19
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     (e)  the amount selected under paragraph (b) above does not cause Clause
          2.3 (Limits) to be contravened; and

     (f) if the currency selected is an Optional Currency it complies with Clause 9 (Optional Currencies).

5.3  Amount of each Bank's participation in a Loan

     The amount of a Bank's participation in a Loan will be the proportion of that Loan which its Commitment bears to the Total Commitments on the date of receipt of the relevant Request.

5.4  Notification of the Banks

     The Agent shall promptly notify each Bank of the details of the requested Loan and the amount of its participation in the Loan.

5.5  Payment of proceeds

     Subject to the terms of this Agreement, each Bank shall make its participation in each Loan available to the Agent for the Company on the relevant Drawdown Date.

6.   REPAYMENT

     The Company shall repay each Loan in full on its Repayment Date to the Agent for the Banks.

7.   PREPAYMENT AND CANCELLATION

7.1  Automatic cancellation of the Total Commitments

     The Commitment of each Bank shall be automatically cancelled at close of business on the Final Repayment Date.

7.2  Voluntary cancellation

     The Company may, by giving not less than 10 days' prior notice to the Agent, cancel the unutilised portion of the Total Commitments in whole or in part (but, if in part, in a minimum Original Sterling Amount of (Pounds)25,000,000 and an integral multiple of (Pounds)5,000,000). Any cancellation in part shall be applied against the Commitment of each Bank pro rata.

7.3  Additional right of prepayment and cancellation

     If any Obligor is required to pay any amount to or for the account of a Bank under Clause 11 (Taxes) or Clause 13 (Increased costs) the Company may, whilst the circumstances giving rise to the requirement continue, serve a notice of prepayment and cancellation on that Bank through the Agent. On the date falling five Business Days after the date of service of the notice:

     (a) the Company shall prepay that Bank's participation in all the Loans together with all other amounts payable by it to that Bank under this Agreement; and

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

                                      20
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     (b)  the Bank's Commitment shall be cancelled.

7.4  Miscellaneous provisions

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid.

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) Any amount of a Loan repaid under this Agreement may subsequently be re-borrowed.

8.   INTEREST

8.1  Interest rate

     Subject to Clause 8.5 (Default interest), the rate of interest on each Loan for its Term is the rate per annum determined by the Agent to be the aggregate of the applicable:

     (a)  Margin;

     (b)  LIBOR; and

     (c)  Mandatory Cost.

8.2  Margin adjustments

(a)  In this Clause 8.2:

     "Accounting Reference Date" means the last day of each financial year and each financial half year of the Company.

     "Margin Certificate" is a certificate, substantially in the form of
     Schedule 9 (Form of Margin Certificate), setting out the amount of Total Consolidated Net Borrowings and Consolidated EBITDA for the period ending on the Accounting Reference Date.

(b) The Company must supply to the Facility Agent a Margin Certificate on each date that it supplies the relevant accounts under Clause 18.2(a) or (b) (Financial Information).

(c) A Margin Certificate must be signed by one of the senior officers of the Company.

(d) Subject to paragraph (e) below, the Margin applicable to any Loan during a Term with an applicable Rate Fixing Day falling after the delivery of a Margin Certificate delivered on or after the date falling six months after the date of this Agreement but on or before delivery of the next Margin Certificate will be calculated by reference to the table below and the information set out in the relevant Margin Certificate:

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

                                      21
--------------------------------------------------------------------------------

               Total Consolidated Net Borrowings                        Applicable Margin (%)
                     to Consolidated EBITDA                                   per annum
     Greater than or equal to 3.25:1                                             0.50

     Less than 3.25:1 but greater than or equal to 2.25:1                        0.45

     Less than 2.25:1                                                            0.40

(e)  For so long as:

     (i) the Company is in default of its obligations under this Agreement to provide a Margin Certificate; or


     (ii) a Default is outstanding,

     the Margin will be 0.50 per cent. per annum.

8.3  Non-Business Days

     If a Term would otherwise end on a day which is not a Business Day, that Term shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

8.4  Due dates

     Except as otherwise provided in this Agreement, accrued interest on each Loan is payable by the Company on the last day of its Term and also, if the Term is longer than 6 months, on the date falling at 6 monthly intervals after the first day of that Term.

8.5  Default interest

(a) If an Obligor fails to pay any amount payable by it under the Finance Documents, it shall forthwith on demand by the Agent pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment , at a rate (the "default rate") determined by the Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for such successive Terms of such duration as the Agent may determine (each a "Designated Term"), that default rate applying to those overdue amounts instead of the rate under Clause 8.1 (Interest rate).

(b) The default rate will be determined on each Business Day or the first day of the relevant Designated Term, as appropriate.

(c) If the Agent is informed that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the London interbank market, the default rate will be determined by reference to the cost of funds to the Agent from whatever sources it reasonably selects, after consultation with the Reference Banks.

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

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(d)  Default interest will be compounded monthly (where paragraph (a)(i)
     applies) and at the end of each Designated Term (in each other case).

8.6  Notification of rates of interest

     The Agent shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

9.   OPTIONAL CURRENCIES

9.1  Selection

(a)  The Company shall select the currency of a Loan in the relevant Request.

(b)  The currency of each Loan must be Sterling or an Optional Currency.

(c) The Company may not choose a currency if as a result the Loans would be denominated at any time in more than 3 currencies.

(d) The Agent shall notify each Bank of the currency and the Original Sterling Amount of each Loan and the applicable Agent's Spot Rate of Exchange promptly after they are ascertained.

9.2  Revocation of currency

     If, before 9.30 a.m. on any Rate Fixing Day, the Agent receives notice from a Bank that:

     (a) it is impracticable for the Bank to fund its participation in the relevant Loan in the relevant Optional Currency during its Term in the ordinary course of business in the London interbank market; and/or

     (b) the use of the proposed Optional Currency might contravene any law or regulation,

     the Agent shall give notice to the Company and to the Banks to that effect before 11.00 a.m. on that day. In this event:

     (i) the Company and the Banks may agree that the drawdown will not be made; or

     (ii) in the absence of agreement, that Bank's participation in the Loan (or, if more than one Bank is similarly affected, those Banks' participations in the Loan) shall be treated as a separate Loan denominated in Sterling during the relevant Term.

10.  PAYMENTS

10.1 Place

     All payments by an Obligor or a Bank under the Finance Documents shall be made to the Agent to its account at such office or bank as it may notify to the Obligors or that Bank for this purpose.

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

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10.2  Funds

      Payments under the Finance Documents to the Agent shall be made for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

10.3  Distribution

(a) Each payment received by the Agent under this Agreement for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank:

      (i)  in the principal financial centre of the relevant currency; or

      (ii) in the case of euro units or national currency units, in the principal financial centre of a Participating Member State or London,

      as it may notify to the Agent for this purpose by not less than 5 Business Days' prior notice.

(b) The Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from an Obligor under the Finance Documents.

(c) Where a sum is to be paid under the Finance Documents to the Agent for the account of another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand refund the corresponding amount to the Agent together with interest on that amount from the date of payment to the date of refund, calculated at a rate determined by the Agent to reflect its cost of funds.

10.4  Currency

(a) A repayment or prepayment of a Loan or any part of a Loan is payable in the currency in which the Loan is denominated on its due date.

(b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c) Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

(d) Any other amount payable under the Finance Documents is, except as otherwise provided in this Agreement, payable in Sterling.

10.5  Set-off and counterclaim

      All payments made by an Obligor under the Finance Documents shall be made without set-off or counterclaim.

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

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10.6  Non-Business Days

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

10.7  Partial payments

(a) If the Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Agent shall apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

     (i) first, in or towards payment of any unpaid costs and expenses of the Agent under the Finance Documents;

     (ii) secondly, in or towards payment pro rata of any accrued fees due but unpaid under Clause 21.2 (Commitment fee);

     (iii) thirdly, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

     (iv) fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

     (v) fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Agent shall, if so directed by all the Banks, vary the order set out in sub-paragraphs (a)(ii) to (v) above.

(c) Paragraphs (a) and (b) above shall override any appropriation made by an Obligor.

10.8 Netting of payments

(a) If on any date an amount (the "first amount") is to be advanced or paid by a Bank under this Agreement and an amount (the "second amount") is due from an Obligor to that Bank under the Finance Documents, the Obligor instructs that Bank to apply the first amount in or towards payment of the second amount.

(b) The relevant Bank shall remain obliged to advance any excess (or, as the case may be, an Obligor shall remain obliged to pay any shortfall) in accordance with this Clause 10. Nothing in this Clause 10.8 shall be effective to create a charge.

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

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11.   TAXES

11.1  Gross-up

      All payments by an Obligor under the Finance Documents shall be made free and clear of and without deduction for or on account of any taxes levied or imposed by or on behalf of the UK or any taxing authority thereof or therein except to the extent that the Obligor is required by law to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted from any amounts payable or paid by an Obligor, or paid or payable by the Agent to a Bank, under the Finance Documents, the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to tax.

11.2  Tax receipts

      All taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor shall, within 30 days of the payment being made, deliver to the Agent for the relevant Bank an original or certified copy of an official receipt or such other evidence, if any, as is then customary, evidencing that such deduction or withholding has been made and has been accounted for to the appropriate authorities.

11.3  Qualifying Banks

(a) If, otherwise than as a result of the introduction of, change in, or change in the interpretation, administration or application of, any law, treaty or regulation or any practice or concession of the UK Inland Revenue occurring after the date of this Agreement, a Bank is not or has ceased to be a Qualifying Bank or is not or has ceased to be beneficially entitled to all interest received by it in respect of advances made by it under this Agreement, no Obligor will be liable to pay to or for the account of that Bank under Clause 11.1 (Gross-up) any amount in respect of taxes levied or imposed by the U.K. or any taxing authority of or in the UK in excess of the amount it would have been obliged to pay if that Bank had been, or had not ceased to be a Qualifying Bank and had been beneficially entitled to all interest received by it in respect of advances made by it under this Agreement.

(b) Each Bank warrants and represents to the Obligors on the date of this Agreement or (if later) on the date on which it becomes a Party that it is a Qualifying Bank and is beneficially entitled to all interest receivable by it in respect of advances made by it under this Agreement.

(c) Each Bank which ceases to be a Qualifying Bank or which ceases to be beneficially entitled to interest received by it in respect of advances made by it under this Agreement will notify the Company forthwith upon becoming aware that it has so ceased.

11.4  Tax Credit

(a) If an Obligor makes a payment pursuant to Clause 11.1 (Gross-up) for the account of any Bank and that Bank has received or been granted a credit against, or relief or remission or repayment of, any tax paid or payable by it (a "Tax Credit") which is attributable to that payment or the corresponding payment under the Finance Document that Bank shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Obligor concerned such amount as the Bank shall have

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
      reasonably determined to be attributable to such payments and which will leave the Bank (after such payment) in no better or worse position than it would have been if the Obligor had not been required to make any deduction or withholding.

(b) Nothing in this Clause 11.4 shall interfere with the right of a Bank to arrange its tax affairs in whatever manner it thinks fit and without limiting the foregoing no Bank shall be under any obligation, except as expressly stated in sub-clause (a) above, to claim a Tax Credit or to claim a Tax Credit in priority to any other claims, relief, credit or deduction available to it. No Bank shall be obliged to disclose any information relating to its tax affairs or any computations in respect thereof.

11.5  Double Tax Treaties

      For the purposes of Clause 11.3(a) above, a financial institution which is a Qualifying Bank by virtue of satisfying part (b) of the definition thereof shall nevertheless not be treated as a Qualifying Bank until the Obligors receive an appropriate direction as described in that part (b).

12.   MARKET DISRUPTION

12.1  Market disturbance

(a) If LIBOR is to be determined in accordance with paragraph (b) of its definition and a Reference Bank does not supply an offered rate by 11.30 a.m. on the applicable Rate Fixing Day, the applicable LIBOR shall, subject to paragraph (b) below, be determined on the basis of the quotations of the remaining Reference Banks.

(b)   If, in relation to any proposed Loan:

      (i) LIBOR is to be determined in accordance with paragraph (b) of its definition and no, or only one, Reference Bank supplies a rate by
           11.30 a.m. on the applicable Rate Fixing Day for the purposes of determining the applicable LIBOR; or

      (ii) the Agent otherwise determines (which determination, made by the Agent acting reasonably, shall be conclusive and binding on all parties) that adequate and fair means do not exist for ascertaining the applicable LIBOR, the Agent shall promptly notify the Company and the relevant Banks of the fact and that this Clause 12 is in operation.

12.2  Alternative rates

      If the Agent gives a notice under Clause 12.1 (Market disturbance):

      (a) the Company and the Banks may (through the Agent) agree that in the case of a Loan which has not been borrowed, that Loan shall not be borrowed; or

      (b) in the absence of agreement, a Loan (if it has not been borrowed) shall still be made: and

           (i)  the Term of the Loans concerned shall be one month; and

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

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          (ii) during the Term of each Loan the rate of interest applicable to that Loan shall be the applicable Margin plus the Mandatory Cost plus the rate per annum which is expressed as a percentage rate per annum of the cost to the Bank concerned of funding that Loan from whatever sources it may reasonably select, which rate shall be notified by the Bank concerned to the Agent before that last date of such Term.

13.  INCREASED COSTS

13.1 Increased costs

(a) Subject to Clause 13.2 (Exceptions), the Company shall forthwith on demand by a Finance Party or any of its Affiliates pay that Finance Party the amount of any increased cost incurred by it as a result of:

     (i) the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation (including any relating to taxation or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control); or

     (ii) compliance with any law or regulation made after the date of this Agreement.

(b)  In this Agreement "increased cost" means:

     (i) an additional cost incurred by a Finance Party or any of its Affiliates as a result of it having entered into, or performing, maintaining or funding its obligations under, this Agreement; or

     (ii) that portion of an additional cost incurred by a Finance Party or any of its Affiliates in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the participations in the Loans made or to be made under this Agreement as is attributable to it making, funding or maintaining those participations; or

     (iii) a reduction in any amount payable to a Finance Party or any of its Affiliates or the effective return to a Finance Party or any of its Affiliates under this Agreement or on its capital; or

     (iv) the amount of any payment made by a Finance Party or any of its Affiliates, or the amount of interest or other return foregone by a Finance Party or any of its Affiliates, calculated by reference to any amount received or receivable by a Finance Party or any of its Affiliates from any other Party under this Agreement.

13.2  Exceptions

     Clause 13.1 (Increased costs) does not apply to any increased cost:

     (a)  compensated for by the payment of the Mandatory Cost;

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

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     (b)  attributable to any tax or amounts in respect of tax which must be deducted from any amounts payable or paid by the Company or payable or paid by the Agent to a Finance Party or any of its Affiliates under the Finance Documents;

     (c) attributable to any change in the rate of tax on the overall net income, profits or gains of a Bank (or the overall net income, profits or gains of a division or branch of the Bank) imposed in the jurisdiction in which its principal office or Facility Office is situate.

14.  ILLEGALITY AND MITIGATION

14.1 Illegality

     If it is or becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan, then:

     (a)  the Bank may notify the Company through the Agent accordingly; and

     (b) (i) the Company shall to the extent required and within the period allowed by law or regulation or, if no period is allowed by law or regulation, forthwith prepay that Bank's participation in all the Loans together with all other amounts payable by it to that Bank under this Agreement; and

          (ii) the Bank's Commitment shall be cancelled.

14.2 Mitigation

     Notwithstanding the provisions of Clauses 11 (Taxes), 13 (Increased costs) and 14.1 (Illegality), if in relation to a Bank or (as the case may be) the Agent circumstances arise which would result in:

     (a) any deduction, withholding or payment of the nature referred to in Clause 11 (Taxes); or

     (b) any increased cost of the nature referred to in Clause 13 (Increased costs); or

     (c)  a notification pursuant to Clause 14.1 (Illegality),

     then without in any way limiting, reducing or otherwise qualifying the rights of that Bank or the Agent, that Bank shall upon becoming aware of the same notify the Agent thereof (whereupon the Agent shall notify the Company) and such Bank shall use reasonable endeavours to transfer its participation in the Facility and, in the case of the Agent or that Bank, its rights hereunder and under the Finance Documents to another financial institution or Facility Office not affected by the circumstances having the results set out in (a), (b) or (c) above and shall otherwise take such reasonable steps as may be open to it to mitigate the effects of such circumstances provided that such Bank or the Agent (as the case may be) shall not be under any obligation to take any such action if, in its reasonable opinion, to do so might have a material adverse effect upon its business, operations or financial condition or might involve it in any unlawful activity or any activity that is contrary to any request,

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     guidance or directive of any competent authority (whether or not having the force of law) or (unless indemnified to its satisfaction) might involve it in any expense or tax disadvantage.

15.  GUARANTEE

15.1 Guarantee

     Each Guarantor irrevocably and unconditionally and notwithstanding the release of the Company or any other person under the terms of any composition or arrangement with any creditors of any member of the Group:

     (a) as principal obligor guarantees to each Finance Party prompt performance by the Company of all its obligations under the Finance Documents;

     (b) undertakes with each Finance Party that, whenever the Company does not pay any amount when due under or in connection with any Finance Document, a Guarantor shall forthwith on demand by the Agent pay that amount as if that Guarantor, instead of the Company, were expressed to be the principal obligor; and

     (c) indemnifies each Finance Party on demand against any loss or liability suffered by such Finance Party if any obligation guaranteed by a Guarantor is or becomes unenforceable, invalid or illegal.

15.2 Continuing guarantee

     This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Company under the Finance Documents and shall not be discharged by any intermediate payment or discharge in whole or in part.

15.3 Reinstatement

     (a) Where any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of a Guarantor under this Clause 15 shall continue as if the discharge or arrangement had not occurred.

     (b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

15.4 Waiver of defences

     The obligations of each Guarantor under this Clause 15 will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 15 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):

     (a) any time or waiver granted to, or composition with, the Company or other person;

     (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Company or other person or any non-presentation or non-observance of any

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          formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members of status of the Company or any other person;

     (d) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 15 shall include each variation or replacement;

     (e) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that a Guarantor's obligations under this Clause 15 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity;

     (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of a Guarantor under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from the law, regulation or order so that each such obligation shall for the purposes of a Guarantor's obligations under this Clause 15 be construed as if there were no such circumstances; or

     (g) the release of the Company or any other person under the terms of any composition or arrangement with any creditor of any member of the Group.

15.5 Immediate recourse

     Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from a Guarantor under this Clause 15.

15.6 Appropriations

     If a notice has been served on the Company under Clause 19.19 (Acceleration) then, until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

     (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and a Guarantor shall not be entitled to the benefit of the same; and

     (b) hold in a suspense account any moneys received from a Guarantor or on account of a Guarantor's liability under this Clause 15 which shall bear interest at an appropriate commercial rate as reasonably determined by such Finance Party.

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15.7 Non-competition

     Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, a Guarantor shall not, after a claim has been made or by virtue of any payment or performance by it under this Clause 15:

     (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of a Guarantor's liability under this Clause 15;

     (b) claim, rank, prove or vote as a creditor of the Company or its estate in competition with any Finance Party (or any trustee or agent on its behalf) unless otherwise required by law; or

     (c) receive, claim or have the benefit of any payment, distribution or security from or on account of the Company, or exercise any right of set-off as against the Company.

     Each Guarantor shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 15.7 or if required by law as contemplated by paragraph (b) above or as directed by the Agent.

15.8 Additional security

     This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

16.  COUNTER GUARANTEE

16.1 Guarantee

     The provisions of this Clause 16 (Counter Guarantee) are subject to the terms of Clause 15 (Guarantee) of this Agreement.

16.2 Counter Guarantee

     Each Counter Guarantor irrevocably and unconditionally and notwithstanding the release of the Company, any Guarantor or any other person under the terms of any composition or arrangement with any creditors of any member of the Group:

     (a) authorises each Guarantor to pay any demand made or purporting to be made under Clause 15 (Guarantee) without investigation by it or confirmation from a Counter Guarantor or any other person;

     (b) agrees that, as between itself and any Guarantor, the demand will be conclusive evidence that the demand has been properly made;

     (c) agrees that each Guarantor deals in documents only and shall not be concerned with the legality of the claim or any underlying transaction or any set-off, counterclaim or defence as between the Company, the Guarantors or any other person; and

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     (d)  agrees that this Clause 16.2 shall apply in respect of amounts paid under any demand made under Clause 15 (Guarantee) without regard to:

          (i) the sufficiency, accuracy or genuineness of any demand or any certificate or statement in connection with any demand;

          (ii) any incapacity of, or limitation upon the powers of, any person signing or issuing any demand or certificate or statement in respect of any demand; or

          (iii)  any other condition.

16.3 Reimbursement and indemnity

     Each Counter Guarantor shall, forthwith on demand:

     (a) pay to the relevant Guarantor an amount equal to each amount demanded of or paid out by a Guarantor in respect of Clause 15 (Guarantee) together with interest at the rate specified in Clause 8.5 (Default interest) from the date of payment by the relevant Guarantor to the date of the corresponding payment by the relevant Counter Guarantor under this Clause 16.3(a); and

     (b) indemnify the relevant Guarantor against any loss or liability which it incurs under or in connection with Clause 15 (Guarantee) of this Agreement.

16.4 Continuing guarantee

     This counter guarantee is a continuing counter guarantee and will extend to the ultimate balance of all sums payable by a Guarantor under or in connection with the Finance Documents and shall not be discharged by any intermediate payment or discharge in whole or in part.

16.5 Reinstatement

     Where any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Counter Guarantor under this Clause 16 shall continue as if the discharge or arrangement had not occurred.

16.6 Waiver of defences

     The obligations of each Counter Guarantor under this Clause 16 will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 16 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Obligor):

     (a) any time or waiver granted to, or composition with, any Obligor or other person;

     (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any

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          formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of any Obligor or other person;

     (d) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document or other document or security in this Clause 16 shall include each variation or replacement;

     (e) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that each Counter Guarantor's obligations under this Clause 16 shall remain in full force and its counter guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity;

     (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of a Counter Guarantor or other person under a Finance Document or any other document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of a Counter Guarantor's obligations under this Clause 16 be construed as if there were no such circumstances; or

     (g) the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group.

16.7 Immediate recourse

     Each Counter Guarantor waives any right it may have of first requiring any Guarantor to proceed against or enforce any other rights or security or claim payment from any person before a claim is made from a Counter Guarantor under this Clause 16.

16.8 Appropriations

     If a notice has been served on the Company under Clause 19.19 (Acceleration) then, until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Guarantor may:

     (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Guarantor in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and a Counter Guarantor shall not be entitled to the benefit of the same; and

     (b) hold in a suspense account any moneys received from a Counter Guarantor or on account of a Counter Guarantor's liability under this Clause 16 which shall bear interest at an appropriate commercial rate as reasonably determined by such Guarantor.

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16.9 Non-competition

     Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, a Counter Guarantor shall not, after a claim has been made or by virtue of any payment or performance by it under this Clause 16:

     (a) be subrogated to any rights, security or moneys held, received or receivable by any Guarantor or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of a Counter Guarantor's liability under this Clause 16;

     (b) claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Guarantor unless otherwise required by law; or

     (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or execute any right of set-off as against any Obligor.

     Each Counter Guarantor shall hold in trust for and forthwith pay or transfer to the Guarantor any payment or distribution or benefit of security received by it contrary to this Clause 16.9 or if required by law as contemplated by paragraph (b) above or as directed by a Guarantor.

17.  REPRESENTATIONS AND WARRANTIES

17.1 Representations and warranties

     The Company and, on becoming an Obligor, Holdco (in respect of itself and the Relevant Group only) and each Obligor (in respect of itself only) makes the representations and warranties set out in this Clause 17
     (Representations and warranties) to each Finance Party.

17.2 Status

(a) It is a limited liability company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation; and

(b) each member of the Relevant Group has the power to own its assets and carry on its business as it is being conducted.

17.3 Powers and authority

     It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

17.4 Legal validity

     Each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation, enforceable (subject to the Reservations) in accordance with its terms.

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17.5 Non-conflict

     The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

     (a)  any law or regulation or judicial or official order; or

     (b)  the constitutional documents of any member of the Relevant Group; or

     (c) to the best of the knowledge, information and belief of its Directors, any document which is binding upon any member of the Relevant Group or any asset of any member of the Relevant Group,

     in any such case to an extent or in a manner which would have a material adverse effect on its ability to perform its obligations under this Agreement.

17.6 No default

(a)  No Default is outstanding or would result from the making of any Loan; and

(b) no other event is outstanding which constitutes (or, with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, is reasonably likely to constitute) a default under any document which is binding on any member of the Relevant Group or any asset of any member of the Relevant Group to an extent or in a manner which might have a material adverse effect on its ability to perform its obligations under the Finance Documents.

17.7 Authorisations

     All authorisations required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

17.8 Licences

(a) Each member of the Relevant Group which requires a Licence for the conduct of its business has been duly licensed.

(b) The Appointee is the duly appointed water and sewerage undertaker for the Franchise Area pursuant to the Appointment.

17.9 Accounts

     The audited consolidated accounts of the Relevant Group most recently delivered to the Agent (which in respect of the Company only, at the date of this Agreement, are the Original Group Accounts):

     (a) have been prepared in accordance with accounting principles and practices generally accepted in the United Kingdom consistently applied; and

     (b) fairly represent the consolidated financial condition of the Relevant Group as at the date to which they were drawn up.

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17.10 Litigation

      Save as disclosed in writing to the Agent prior to the date of this Agreement, no litigation, arbitration or administrative proceedings in relation to any member of the Relevant Group are current or, to its knowledge, pending or threatened, which are reasonably expected to be adversely determined and which would, if adversely determined, be likely to have a material adverse effect on the ability of any Obligor to perform its obligations under this Agreement.

17.11 Information

(a) All of the factual information (including all information relating to the Company provided in the information memorandum dated April, 2001) supplied by it to the Agent in connection with the Finance Documents is true in all material respects and not misleading in any respect and there are no facts or matters not disclosed in writing to the Agent the omission of which makes any such factual information incorrect or misleading in any respect.

(b) Nothing has occurred since the date the information was provided which renders the information contained in it untrue or misleading in any material respect and which, if disclosed, may affect the decision of a person considering whether to enter into this Agreement.

17.12 Times for making representations and warranties

      The representations and warranties set out in this Clause 17:

      (a)  (i)   in the case of the Company, are made by it on the date of this
                 Agreement; and

           (ii) in the case of each Guarantor and Counter Guarantor will be deemed to be made by the relevant Guarantor or Counter Guarantor (as the case may be) on the date it executes and delivers a Guarantor Accession Agreement or Counter Guarantor Accession Agreement (as the case may be) to the Agent in accordance with Clause 27.4 (Accession); and

      (b) other than Clause 17.11 (Information), are deemed to be repeated by the Obligors on the date of each Request, each Drawdown Date and the first day of each Term with reference to the facts and circumstances then existing.

18.   UNDERTAKINGS

18.1  Duration

      The undertakings in this Clause 18 (Undertakings) will remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

18.2  Financial information

      The Company, and, where relevant, the Company on behalf of each Obligor shall supply to the Agent in sufficient copies for all the Banks:

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     (a)  as soon as the same are available (and in any event within 180 days of the end of each of its financial years) its (including, for the avoidance of doubt, each Obligor's) audited financial statements and the audited consolidated accounts of the Relevant Group for that financial year;

     (b) as soon as the same are available (and in any event within 90 days of the end of the first half-year of each of its financial years) the unaudited consolidated accounts of the Relevant Group for that half-year;

     (c) (in respect of the Company only), together with the accounts specified in:

          (i) paragraph (a) above, a certificate signed by one of its senior officers on its behalf setting out in reasonable detail computations establishing compliance with Clause 18.12 (Financial covenants) as at the date to which those accounts were drawn up;

          (ii) paragraph (b) above, a certificate signed by one of its senior officers on its behalf setting out in reasonable detail computations establishing compliance with Clause 18.12 (a) (Financial covenants) as at the date to which those accounts were drawn up; and

     (d) as soon as the same are available (and in any event within 90 days from the end of the period for which they are produced) the quarterly unaudited consolidated accounts of the Relevant Group.


18.3 Information - Miscellaneous

     Each Obligor shall supply to the Agent:

     (a) all documents despatched by it to its shareholders (or any class of them) or its creditors (or any class of them) at the same time as they are despatched;

     (b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which might, if adversely determined, have a material adverse effect on its ability to perform its obligations under the Finance Documents; and

     (c) promptly, such further information in the possession or control of that Obligor regarding its financial condition as any Finance Party through the Agent may reasonably request,

     in sufficient copies for all of the Banks, if the Agent so requests.

18.4 Notification of Default

     Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of it.

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18.5 Compliance certificates

     Each Obligor shall supply to the Agent promptly at any time, if the Majority Banks so request and they have or the Agent has grounds for believing that a Default may be outstanding, a statement signed by one of its senior officers on its behalf incorporating such information as it has in its possession which may be relevant as to whether any Default is outstanding and, if a Default is stated to be outstanding, stating the steps if any being taken to remedy it. Such statements shall contain such certificates as the Majority Banks may reasonably require as to questions of fact which are within the knowledge of the Obligor providing such statements.

18.6 Authorisations

     Each Obligor shall promptly:

     (a)  obtain, maintain and comply with the terms of; and

     (b)  if requested, supply certified copies to the Agent of,

     any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

18.7 Pari passu ranking

(a) Each Obligor shall procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured obligations, except for taxes, national insurance contributions, employee remuneration and benefits and any other obligations which from time to time are mandatorily preferred by law applying to companies generally.

(b) The Company shall ensure that (except as permitted by Clause 18.8 (Negative Pledge)) the creditors in respect of any Borrowings of the Group (including without limitation the holders of its bonds, commercial paper and medium-term notes) will not, following or as a result of a Restructuring, be (in the opinion of the Majority Banks) in any more favourable guarantee, security or structural positions than the Banks under the Facility.

18.8 Negative pledge

(a) Subject to paragraph (b) below, no Obligor shall, and the Company or (on becoming an Obligor) Holdco (as the case may be) shall procure that no other member of the Relevant Group will, create or permit to subsist, any Security Interest on any of its assets.

(b) Notwithstanding paragraph (a) above, each member of the Relevant Group may create, or permit to subsist, Permitted Security Interests on its assets.

18.9 Disposals

(a) No Obligor shall, and the Company or (on becoming an Obligor) Holdco (as the case may be) shall procure that no other member of, in the case of the Company, the Group and, (on becoming an Obligor) in the case of Holdco, the Ring Fenced Group will, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of all or any material part of its assets.

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(b)   Paragraph (a) does not apply to:

      (i) disposals made in the ordinary course of business of the disposing entity;

      (ii) disposals of assets in exchange for other assets comparable or superior as to type, value and quality;

      (iii) the disposal of assets on arm's length terms;

      (iv) sale and lease-back transactions the net financial effect of each of which (looking at the sale and any related lease-back together) represent a transaction on arm's length terms;

      (v) other than in relation to a Restructuring, the disposal of assets to other members of, in the case of the Company, the Group (other than to a member of the Group which is not an Obligor) and, (on becoming an Obligor) in the case of Holdco, the Ring Fenced Group;

      (vi) disposals of assets to a GEMA Subsidiary made as a result of a Restructuring provided that the aggregate total net assets of all Mandatory Subsidiaries and all other GEMA Subsidiary Guarantors and Counter Guarantors (when combined with the total un-consolidated net assets of the Company immediately after the Restructuring) and after deducting all net assets of the Group resulting from any intercompany arrangements between any member of the Group (other than an Excluded Entity) and an Excluded Entity, comprise no less than 80 per cent. (80%) of the Company's total un-consolidated net assets immediately prior to the Restructuring; and

      (vii) disposals to which the Majority Banks have agreed in writing.

18.10 GEMA Subsidiaries

      The Company will procure that each member of the Group ensures that at all times the aggregate total net assets of all Mandatory Subsidiaries and all other GEMA Subsidiary Guarantors and Counter Guarantors (when taken together with the total un-consolidated net assets of the Company at that time) and after deducting all net assets of the Group resulting from any intercompany arrangements between any member of the Group (other than an Excluded Entity) and an Excluded Entity, comprise no less than 80 per cent. (80%) of the Company's un-consolidated net assets immediately prior to such Restructuring.

18.11 Environmental matters

      Each Obligor will comply and the Company or (on becoming an Obligor) Holdco (as the case may be) will procure that each member of the Relevant Group complies in all material respects with:

      (a) the terms and conditions of all Environmental Licences applicable to it; and

      (b) all other applicable Environmental Law,

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       where failure to comply with the relevant Environmental Licence or
       Environmental Law might reasonably be expected to have a material adverse effect on its ability to comply with its obligations under the Finance Documents.

18.12  Financial covenants

(a) The Company shall procure that as at the last day of each period of twelve months ending on the last day of each financial year and each financial half-year of the Company, the ratio of Total Consolidated Net Borrowings to Consolidated EBITDA does not at any time exceed 4.0:1.

(b) The Company shall procure that the ratio of Operating Profit for a financial year of the Group to Net Interest Payable for the same financial year is not, with respect to any financial year, less than 2.50 to 1.

18.13  Restriction on Borrowings of Subsidiaries

       The Company shall procure that none of its Subsidiaries will have outstanding any Borrowings, except for:

       (a) Borrowings incurred by Relevant Subsidiaries in accordance with the terms of the Finance Documents;

       (b) Borrowings incurred by Relevant Subsidiaries with the prior consent of the Majority Banks;

       (c) Borrowings owed by Relevant Subsidiaries to other Relevant Subsidiaries;

       (d) Borrowings of a Relevant Subsidiary which becomes a member of the Group after the date of this Agreement, which is not created in contemplation of or in connection with that company becoming a member of the Group, so long as the same is discharged on or before the date falling 6 months after it becomes a member of the Group or (if later) the first date upon which it can be so discharged without any premium or penalty (other than reimbursement to the relevant lender of any costs for breaking any fixture period relating to that lender's funding arrangements);

       (e) Project Finance Borrowings by Relevant Subsidiaries not exceeding (Pounds)500,000,000 in aggregate at any one time outstanding;

       (f) Borrowings by Relevant Subsidiaries under EIB Facilities and not exceeding (Pounds)500,000,000 in aggregate at any one time outstanding;

       (g) Borrowings incurred by a Subsidiary which is a Guarantor or a Counter Guarantor;

       (h) Borrowings of Relevant Subsidiaries which are non-trading financing vehicles:

             (i) where the proceeds of the Borrowings are on lent to the Company; or

             (ii) which are Hedging Liabilities,


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             and where the only assets of those Relevant Subsidiaries are those loans to the Company and receivables under instruments evidencing or creating those Hedging Liabilities;

       (i) subject to paragraph (j) below, any other Borrowings of any Subsidiary of the Company so long as the amount of those Borrowings, when aggregated with the Borrowings of all other Subsidiaries of the Company permitted under this paragraph (i) does not exceed, at any time, (Pounds)100,000,000 (or its equivalent in other currencies) at that time; and

       (j) Borrowings by Relevant Subsidiaries made by way of a tradable instrument in a maximum amount of (Pounds)100,000,000 and for a maximum period of 10 years commencing on 29th January, 1998 issued by the Appointee to assist it in fulfilling its obligations to the Director General of Water Services.

       In this Clause 18.13:

       (A) Borrowings of a Subsidiary or Relevant Subsidiary (as the case may be) arising in respect of guarantees issued by it, at any time, shall be taken into account in an amount equal to the actual (and not the nominal) amount guaranteed by that guarantee at that time; and

       (B) Borrowings of Subsidiaries or Relevant Subsidiaries (as the case may be) party to an intra-Group bank netting arrangement in relation to the usual operation of current accounts, at any time, shall be taken into account only in an amount equal to the net debit balance outstanding in respect of all accounts subject to that netting arrangement, at that time.

       For the purposes of this Clause 18.13, a "Relevant Subsidiary" means any Subsidiary of the Company (other than a GEMA Subsidiary which is not a GEMA Subsidiary Guarantor or a GEMA Subsidiary Counter Guarantor) which is not an Obligor.

18.14  Distributions

(a) Subject to paragraph (b) and Clause 18.15(a) (Lending and guarantees) below, the Company shall not make any loans, provide any form of credit, or pay or make any dividends or distributions in respect of any class of equity or preference shares in cash or in kind (a "Distribution") to any member of the Ring Fenced Group.

(b)    Notwithstanding paragraph (a) above and subject to Clause 18.15(a)(ii)-
       (v) (inclusive) (Lending and guarantees) below, the Company may (provided no Default is outstanding or would result from the making of that Distribution), in any 12 month period, make Distributions to Holdco in an aggregate amount not exceeding an amount equal to the higher of:

       (i) 100 per cent. of dividends on ordinary share capital made in respect of that twelve month period by Holdco to its shareholders less the amount of any Distribution made by PacifiCorp to Holdco in that 12 month period; and

       (ii) the consolidated post-taxation profits of the Company for that twelve month period.

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18.15  Lending and guarantees

(a) Subject to paragraph (b) below, the Company shall not, and shall procure that no member of the Group will:

       (i) subject to Clause 18.14(b) (Distributions), make any loans or provide any form of credit to members of the Ring Fenced Group; or

       (ii) give any guarantee or indemnity to or for the benefit of members of the Ring Fenced Group or for the benefit of any person in respect of any obligation or enter into any document under which any member of the Group assumes the liability of members of the Ring Fenced Group; or

       (iii) either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of all or any part of its assets to a member of the Ring Fenced Group; or

       (iv) create or permit to subsist any Security Interest on any of its assets in respect of any indebtedness owed by members of the Ring Fenced Group; or

       (v) enter into any agreement with members of the Ring Fenced Group unless it is on arm's length terms in the ordinary course of business,

       which together, in an aggregate amount exceed (Pounds)100,000,000 (or its equivalent).

(b) Notwithstanding paragraph (a) above the Company may enter into a senior interest bearing loan facility with PacifiCorp provided that the aggregate amount of any loan outstanding to PacifiCorp thereunder does not exceed US Dollars 350,000,000 (or its equivalent).

19.    DEFAULT

19.1   Events of Default

       Each of the events set out in Clauses 19.2 (Non-payment) to 19.18 (Enforceability) (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person).

19.2   Non-payment

       Any Obligor does not pay, within three Business Days of notification by the Agent that such amount is unpaid after having become due, any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable.

19.3   Breach of other obligations

       Any Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 19.2 (Non-payment)) and such failure (if capable of remedy before the expiry of such period) continues unremedied for a period of 30 days from the date on which the Agent gives notice to that Obligor requiring the same to be remedied.


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19.4   Misrepresentation

       A representation, warranty or statement made or repeated by any Obligor in or in connection with any Finance Document or in any document delivered by or on behalf of that Obligor under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated.

19.5   Cross-default

(a) Any Borrowings (other than Hedging Liabilities) of a member of the Group or Holdco are not paid when due or within any applicable grace period provided in the original documentation therefor; or

(b) any Hedging Liabilities are not paid within a period of five Business Days of the due date or any applicable grace period provided in the original documentation therefor, whichever is the shorter; or

(c) any Borrowings of a member of the Group or Holdco become prematurely due and payable or are placed on demand in each case as a result of an event of default or termination event (howsoever described) under the document relating to those Borrowings; or

(d) any Security Interest securing Borrowings over any asset of a member of the Group or Holdco becomes enforceable and the holder thereof shall commence proceedings or appoint a receiver, manager or similar officer to take steps to enforce the same, except that this Clause 19.5 shall not apply to:

       (i)   Project Finance Borrowings; or

       (ii)  Borrowings:

             (A) liability for payment of which is being contested in good faith by appropriate proceedings provided that if the Company's auditors determine that the amount in dispute should be provided for in the relevant accounts, that the auditors verify that such amount is fully provided against; or

             (B) the aggregate principal amount of which (taking into account, in the case of Hedging Liabilities, the net payment due to the relevant counterparties as the principal amount for this purpose) is (Pounds)20,000,000 or less or its equivalent in other currencies.

19.6   Insolvency

(a) Any Obligor or a Principal Subsidiary is, or is deemed for the purposes of any law to be, unable to pay its debts (within the meaning of Section 123(1) or, in the case of an Obligor only, 123(2) of the Insolvency Act 1986 but, for the purposes of this Clause 19.6, Section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "(Pounds)750" there was substituted "(Pounds)250,000" or such higher figure as the Majority Banks may from time to time agree);


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(b)    any Obligor or a Principal Subsidiary suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

(c) an Obligor or a Principal Subsidiary by reason of financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness.

19.7   Administration

(a) Any meeting of any Obligor or any Principal Subsidiary is convened for the purpose of considering any resolution to present an application for an administration order; or

(b) any Obligor or any Principal Subsidiary passes a resolution to present an application for an administration order; or

(c) an application for an administration order in relation to any Obligor or any Principal Subsidiary is presented to the court and either (i) that Obligor or such Principal Subsidiary does not apply to the court within 30 days after the presentation of such petition requesting the court to refuse such petition or (ii) it does so apply but such petition is not refused by such court within 60 days after such application for the refusal of such petition; or

(d) any Obligor or any Principal Subsidiary has an administration order made in relation to it or a special administration order is made under the Water Act in relation to the Appointee.

19.8   Compositions etc

       An Obligor or any Principal Subsidiary has any voluntary arrangement proposed in relation to it under Section 1 of the Insolvency Act 1986 or enters into any other composition, scheme of arrangement, compromise or arrangement involving that Obligor or such Principal Subsidiary and their respective creditors generally (other than for the purposes of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Majority Banks).

19.9   Winding up

(a) Any meeting of the shareholders of any Obligor or any Principal Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding up (other than in connection with a reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Majority Banks); or

(b) Any Obligor or any Principal Subsidiary passes any resolution for its winding up other than a resolution previously approved in writing by the Majority Banks (other than in connection with a reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Majority Banks); or

(c) A petition for the winding up of any Obligor or any Principal Subsidiary is presented to the court and either (i) that Obligor or such Principal Subsidiary does not apply to the court within 30 days after the presentation of such petition requesting the court to refuse such petition, or (ii) it does so apply but such petition is not refused by such court within 60 days after such application for the refusal of such petition; or

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(d)    Any Obligor or any Principal Subsidiary becomes subject to a winding up order.

19.10  Appointment of receivers and managers

(a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of any Obligor or any Principal Subsidiary or any material part of its assets or undertaking and (in the case of a receiver only) such appointment continues for more than 30 days; or

(b) the directors of any Obligor or any Principal Subsidiary request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like.

19.11  Creditors' process

       Any attachment, sequestration, distress, execution or diligence (whether on the dependence or otherwise) affects any material asset of any Obligor or any Principal Subsidiary and is not discharged within 21 days.

19.12  Analogous proceedings

       There occurs, in relation to any Obligor or any Principal Subsidiary, any event anywhere which corresponds to any of those mentioned in Clauses
       19.6 (Insolvency) to 19.11 (Creditors' process) (inclusive).

19.13  Unlawfulness

       It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents.

19.14  Revocation and Modification of Licences or Appointment etc

(a)    Any Licence or the Appointment is:

       (i) revoked, surrendered, terminated or disposed of (or any notice of revocation or termination is issued by the relevant Secretary of State); or

       (ii)  modified; or

       (iii) in the case of the Appointment, varied under Section 7 of the Water Act,

       in any manner or circumstances which would have a material adverse effect on the ability of any Obligor to perform its obligations under this Agreement; or

(b) any final enforcement order is made or any provisional enforcement order is confirmed with respect to the Appointee under the Water Act (other than where the Appointee demonstrates to the satisfaction of the Majority Banks that the order is being contested in good faith by the Appointee pursuant to the Water Act) and failure to comply with such order is likely to have a material adverse effect on the Company's ability to perform its obligations under this Agreement.


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19.15  Cessation of business

       Any Obligor ceases to carry on all or a substantial part of its business.

19.16  Change of control of Holdco, the Company, a Guarantor or a Counter
       Guarantor

(a)    Any person or group of persons acting in concert gains control of Holdco.

(b)    The Company ceases to be a wholly owned Subsidiary of Holdco.

(c) A Guarantor (other than Holdco or a Mandatory Subsidiary) or a Counter Guarantor ceases to be a wholly owned Subsidiary of the Company and, as a result, the minimum aggregate total net asset test referred to in Clause
       18.10 (GEMA Subsidiaries) would be breached.

(d) A Mandatory Subsidiary ceases to be a wholly owned Subsidiary of the Company.

(e)    In paragraph (a) above:

       "control" means the power to direct the management and policies of an entity, whether through the ownership of voting capital by contract or otherwise; and

       "acting in concert" has the meaning given to it in the City Code on Takeovers and Mergers.

19.17  Guarantee and Counter Guarantee

(a) On the date upon which Holdco gives any guarantee, Security Interest, indemnity or enters into any other similar arrangement in respect of any of the obligations of any of its Subsidiaries (other than in respect of the EIB Facilities), Holdco does not enter into a Guarantor Accession Agreement in accordance with Clause 27.4 (Accession) or the documents set out in Part 2 of Schedule 2 in relation to Holdco are either not provided or are not in form or substance satisfactory to the Agent (acting reasonably) on that date.

(b)    (i)   Subject to Clause 27.4(b) (Accession), in the case of a GEMA
             Subsidiary Guarantor or any Counter Guarantor (other than a
             Mandatory Subsidiary), on the date falling 5 Business Days after the date upon which such GEMA Subsidiary Guarantor or Counter
             Guarantor has any assets transferred to it as a result of a Restructuring; and

       (ii) in the case of a Mandatory Subsidiary, on the date upon which such Mandatory Subsidiary has any assets transferred to it as a result of a Restructuring or, if later, the date of this Agreement, such GEMA Subsidiary Guarantor (including a Mandatory Subsidiary) or Counter Guarantor (as the case may be) does not enter into a Guarantor Accession Agreement or Counter Guarantor Accession Agreement (as the case may be), in accordance with Clause 27.4 (Accession) or the documents set out in Part 2 of Schedule 2 in relation to that GEMA Subsidiary Guarantor or Counter Guarantor (including a Mandatory Subsidiary) (as the case may be) are either not provided or are not in form and substance satisfactory to the Agent (acting reasonably) on that date or GEMA revokes, surrenders or terminates (or any notice of revocation or termination is issued by GEMA) its consent to the giving of such guarantee or counter guarantee by a Guarantor or Counter Guarantor.

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                                      47
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19.18  Enforceability

       On or after the date a Guarantor or a Counter Guarantor (as the case may be) enters into a Guarantor Accession Agreement or a Counter Guarantor Accession Agreement (as the case may be), the guarantee in Clause 15 (Guarantee) or the counter guarantee in Clause 16 (Counter Guarantee) (as the case may be) is not, or is alleged by a Guarantor or a Counter Guarantor (as the case may be) not to be, binding on or enforceable against a Guarantor or a Counter Guarantor (as the case may be).

19.19  Acceleration

       On and at any time after the occurrence of an Event of Default while such event is continuing the Agent may, and shall if so directed by the Majority Banks, by notice to the Company:

       (a)   cancel the Total Commitments; and/or

       (b) demand that all of the Loans, together with accrued interest, and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

       (c) demand that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand.

20.    THE AGENT AND THE JOINT ARRANGERS

20.1   Appointment and duties of the Agent

       Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents, and irrevocably authorises the Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions. The Agent shall have only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

20.2   Role of the Joint Arrangers

       Except as otherwise provided in this Agreement, each Joint Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

20.3   Relationship

       The relationship between the Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes the Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

20.4   Majority Banks' directions

       The Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the

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       Majority Banks will be binding on all the Banks. In the absence of such instructions the Agent may act as it considers to be in the best interests of all the Banks.

20.5   Delegation

       The Agent may act under the Finance Documents through its personnel and agents.

20.6   Responsibility for documentation

       Neither the Agent nor a Joint Arranger is responsible to any other Party for:

       (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

       (b)   the collectability of amounts payable under any Finance Document;
             or

       (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

20.7   Default

(a) The Agent is not obliged to monitor or enquire as to whether or not a Default has occurred. The Agent will not be deemed to have knowledge of the occurrence of a Default. However, if the Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

(b) The Agent may require the receipt of security satisfactory to it whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences these proceedings or takes that action.

20.8   Exoneration

(a) Without limiting paragraph (b) below, the Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind (including negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

20.9   Reliance

       The Agent may:

       (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

       (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

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                                      49
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       (c)   engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's employment and those representing a Party other than the Agent).

20.10  Credit approval and appraisal

       Without affecting the responsibility of each Obligor for information supplied by it or on their behalf in connection with any Finance Document, each Bank confirms that it:

       (a) has made its own independent investigation and assessment of the financial condition and affairs of the Obligors and their related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent or the Joint Arrangers in connection with any Finance Document; and

       (b) will continue to make its own independent appraisal of the creditworthiness of the Obligors and their related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

20.11  Information

(a) The Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent by a Party for that person.

(b) The Agent shall promptly supply a Bank with a copy of each document received by the Agent under Clause 4 (Conditions precedent) upon the request and at the expense of that Bank.

(c) Except where this Agreement specifically provides otherwise, the Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d)    Except as provided above, the Agent has no duty:

       (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Obligor or any related entity of any Obligor whether coming into its possession or that of any of its related entities before, on or after the date of this Agreement; or

       (ii) unless specifically requested to do so by a Bank in accordance with this Agreement, to request any certificates or other documents from any Obligor.

20.12  The Agent and each Joint Arranger individually

(a) If it is also a Bank, each of the Agent and a Joint Arranger has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not the Agent or a Joint Arranger.

(b)    Each of the Agent and a Joint Arranger may:

       (i)   carry on any business with any Obligor or its related entities;


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       (ii)   act as agent or trustee for, or in relation to any financing involving, any Obligor or its related entities; and

       (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

20.13  Indemnities

(a) Without limiting the liability of any Obligor under the Finance Documents, each Bank shall forthwith on demand indemnify the Agent for its proportion of any liability or loss incurred by the Agent in any way relating to or arising out of its acting as the Agent, except to the extent that the liability or loss arises directly from the Agent's gross negligence or wilful misconduct.

(b) A Bank's proportion of the liability or loss set out in paragraph (a) above is the proportion which the Original Sterling Amount of its participation in the Loans (if any) bear to the Original Sterling Amount of all the Loans on the date of the demand. If, however, there are no Loans outstanding on the date of demand, then the proportion will be the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have been cancelled, bore to the Total Commitments immediately before being cancelled.

20.14  Compliance

(a) The Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, the Agent need not disclose any information relating to any Obligor or any of its related entities if the disclosure might, in the opinion of the Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

20.15  Resignation of Agent

(a) Notwithstanding its irrevocable appointment, the Agent may resign by giving notice to the Banks and the Company, in which case the Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may appoint a successor Agent.

(b) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the retiring Agent may appoint a successor Agent.

(c) The resignation of the retiring Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts the appointment. On giving the notification, the successor Agent will succeed to the position of the retiring Agent and the term "Agent" will mean the successor Agent.

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(d)    The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 20 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent, and, subject to paragraph (d) above, it shall have no further obligation under any Finance Document.

20.16  Banks

       The Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received notice from the Bank to the contrary by not less than five Business Days prior to the relevant payment.

20.17  Extraordinary management time and resources

       In addition to the fees (if any) paid or payable to the Agent pursuant to Clause 21 (Fees), an Obligor shall, on demand by the Agent, reimburse it for its own account at such reasonable daily or hourly rates as the Agent may separately agree with that Obligor from time to time, the reasonable cost of utilising its management time or other resources in connection with taking all such steps or other action which:

       (a)  that Obligor requests, in connection with:

            (i) the granting or proposed granting of any waiver or consent under any Finance Document; or

            (ii)  any amendment or proposed amendment to any Finance Document;
                  or

       (b) which any Obligor or the Majority Banks request(s) in connection with:

            (i) any breach by any Obligor of its obligations under any Finance Document or any investigations in respect of any such breach; or

            (ii) the preservation and enforcement of any of the rights of the Finance Parties under the Finance Documents; or

            (iii) the occurrence of a Default.

21.    FEES

21.1   Front-end fees

       The Company shall pay to the Agent for the Joint Arrangers front-end fees in the amounts agreed in the relevant Fee Letter within one Business Day of the date of this Agreement which the Agent shall distribute to the Banks in the manner agreed between the Joint Arrangers and the Banks.

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21.2 Commitment fee

(a) The Company shall pay to the Agent for each Bank a commitment fee computed at the rate of 0.225 per cent. per annum on the undrawn, uncancelled amount of that Bank's Commitment during the period from the date of this Agreement up to and including the Final Repayment Date. For this purpose Loans are taken at their Original Sterling Amount.

(b) Accrued commitment fee is payable quarterly in arrear. Accrued commitment fee is also payable to the Agent for the relevant Bank(s) on the cancelled amount of its Commitment at the time the cancellation takes effect.

21.3 Utilisation fee

(a) If, on any day, the Outstandings exceed 33.3 per cent. of the Total Commitments at that time, a utilisation fee shall be payable by the Company to the Agent, for the account of the Banks, on the amount of the Outstandings on that day.

(b) Subject to paragraph (a) above, the utilisation fee, which shall accrue from day to day during the period beginning on the date of this Agreement and ending on the Final Repayment Date, shall be calculated at the rate of
     0.05 per cent. per annum on the Outstandings on that day.

(c)  The utilisation fee is payable quarterly in arrear.

21.4 Agent's fee

     The Company shall pay to the Agent for its own account an agency fee in the amount and at the times agreed in the relevant Fee Letter.

21.5 VAT

     Any fee referred to in this Clause 21 (Fees) is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the Company at the same time as it pays the relevant fee.

22.  EXPENSES

22.1 Initial and special costs

     The Company shall forthwith on demand pay the Agent and each Joint Arranger the amount of all reasonable costs and expenses (including legal fees) incurred by each of them in connection with:

     (a)  the negotiation, preparation, printing and execution of:

          (i) this Agreement and any other documents referred to in this Agreement;

          (ii) any other Finance Document (other than a Novation Certificate) executed after the date of this Agreement;

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     (b)  any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor and relating to a Finance Document or a document referred to in any Finance Document; and

     (c) any other matter, not of an ordinary administrative nature, arising out of or in connection with a Finance Document.

22.2 Enforcement costs

     The Company shall forthwith on demand pay to each Finance Party the amount of all reasonable costs and expenses (including legal fees) incurred by it:

     (a) in connection with the enforcement of, or the preservation of any rights under, any Finance Document; or

     (b)  in investigating any possible Default.

23.  STAMP DUTIES

     The Company shall pay and forthwith on demand indemnify each Finance Party against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

24.  INDEMNITIES

24.1 Currency indemnity

(a) If a Finance Party receives an amount in respect of an Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under the relevant Finance Document:

     (i) that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

     (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, the Obligor concerned shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

     (iii) the Obligor shall pay to the Finance Party concerned on demand any exchange costs and taxes payable in connection with any such conversion.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

24.2 Other indemnities

     The Company shall forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

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     (a)  the occurrence of any Default;

     (b) the operation of Clause 2.5 (Change of currency), 19.19 (Acceleration) or Clause 30 (Pro rata sharing);

     (c) any payment of principal or an overdue amount being received from any source otherwise than on its Repayment Date and, for the purposes of this paragraph (c), the Repayment Date of an overdue amount is the last day of each Designated Term (as defined in Clause 8.5 (Default interest)); or

     (d) (other than by reason of negligence or default by a Finance Party) a Loan not being made after the Company has delivered a Request for that Loan.

     The Company's liability in each case includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

25.  EVIDENCE AND CALCULATIONS

25.1 Accounts

     Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

25.2 Certificates and determinations

     Any certification or determination by a Finance Party of a rate or amount under this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

25.3 Calculations

     Interest (including any applicable Mandatory Cost) and the fee payable under Clause 21.2 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 365 days or, in the case of interest payable on an amount denominated in an Optional Currency only or where the market practice otherwise dictates, 360 days.

26.  AMENDMENTS AND WAIVERS

26.1 Procedure

(a) Subject to Clause 26.2 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Company (on behalf of each Obligor), the Majority Banks and the Agent. The Agent may effect, on behalf of the Banks, an amendment to which they or the Majority Banks have agreed.

(b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

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26.2 Exceptions

     An amendment or waiver which relates to:

     (a)  the definition of "Majority Banks" in Clause 1.1;

     (b) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment under the Finance Documents;

     (c)  an increase in a Bank's Commitment;

     (d) the incorporation of additional borrowers or the resignation or removal of any Guarantor or Counter Guarantor;

     (e) a term of a Finance Document which expressly requires the consent of each Bank; or

     (f)  Clause 30 (Pro rata sharing) or this Clause 26,

     may not be effected without the consent of each Bank.

26.3 Waivers and remedies cumulative

     The rights of each Finance Party under the Finance Documents:

     (a)  may be exercised as often as necessary;

     (b)  are cumulative and not exclusive of its rights under the general law;
          and

     (c)  may be waived only in writing and specifically.

     Delay in exercising or non-exercise of any such right is not a waiver of that right.

27.  CHANGES TO THE PARTIES

27.1 Transfers by Obligors

     No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

27.2 Transfers by Banks

(a) A Bank (the "Existing Bank") may at any time assign, transfer or novate any of its rights and/or obligations under this Agreement (in a minimum amount equal to (Pounds)10,000,000 or, if less with respect to a particular Bank, the balance of that Bank's Commitment at the time of transfer) to another bank or financial institution which is a Qualifying Bank (the "New Bank"). The prior consent of the Company is required for any such assignment, transfer or novation, unless:

     (i)  the New Bank is another Bank or an Affiliate of a Bank; or

     (ii) a Default is outstanding.

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     However, the prior consent of the Company must not be unreasonably withheld or delayed and will be deemed to have been given if, within 10 days of receipt by the Company of an application for consent, it has not been expressly refused.

(b)  A transfer of obligations will be effective only if either:

     (i) the obligations are novated in accordance with Clause 27.3 (Procedure for novations); or

     (ii) the New Bank confirms to the Agent and the Company that it is a Qualifying Bank and that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

(c) Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation except that no Bank may sub-contract any such obligation if the effect of such contract would be that a person other than a Qualifying Bank has any beneficial entitlement to any interest received by it under this Agreement.

(d) On each occasion that an Existing Bank assigns, transfers or novates any of its rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of (Pounds)1,000.

(e)  An Existing Bank is not responsible to a New Bank for:

     (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

     (ii)   the collectability of amounts payable under any Finance Document; or

     (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(f) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

     (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

     (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(g)  Nothing in any Finance Document obliges an Existing Bank to:

     (i) accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this Clause; or

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     (ii) support any losses incurred by the New Bank by reason of the non-
          performance by the Company of its obligations under this Agreement or otherwise.

(h) Any reference in this Agreement to a Bank includes a New Bank, but excludes a Bank if no amount is or may be owed to or by that Bank under this Agreement and its Commitment has been cancelled or reduced to nil.

27.3 Procedure for novations

(a) A novation is effected if the Existing Bank and the New Bank deliver to the Agent a Novation Certificate in the form of Schedule 5 and the Agent executes it.

(b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Agent to execute any duly completed Novation Certificate in the form of Schedule 5 on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

     (i) the Existing Bank and the other Parties (the "existing Parties") will be released from their obligations to each other (the "discharged obligations");

     (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

     (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "discharged rights") will be cancelled; and

     (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate. The completed Novation Certificate must be delivered to the Agent at least 5 Business Days before the date on which it is stated to be effective or such other date agreed by the Agent. If no agreement can be reached by the Agent the novation will not be effective.

27.4 Accession

(a) (i) In the event that Holdco guarantees any obligations of any of its Subsidiaries (other than in respect of any EIB Facility), the Company shall procure that, on or prior to the date it gives that guarantee, Holdco delivers to the Agent a Guarantor Accession Agreement, duly executed by it.

     (ii) The Company shall procure that each Mandatory Subsidiary and any other GEMA Subsidiary delivers to the Agent a Guarantor Accession Agreement (a "GEMA Subsidiary Guarantor"), duly executed by it unless (in the case of a GEMA Subsidiary which is not a Mandatory Subsidiary only) it is prohibited from doing so by any law or regulation or the terms of any Licence applicable to it.

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     (iii)  If, in accordance with sub-paragraph (ii) above, a GEMA Subsidiary
            (other than a Mandatory Subsidiary) is unable to deliver to the Agent a Guarantor Accession Agreement, then the Company shall procure that such GEMA Subsidiary (other than a Mandatory Subsidiary) delivers to the Agent a Counter Guarantor Accession Agreement (a "Counter Guarantor"), duly executed by it unless it is prohibited from doing so by any law or regulation or the terms of any Licence applicable to it.

(b) No GEMA Subsidiary (other than a Mandatory Subsidiary) will be required to deliver a Guarantor Accession Agreement or a Counter Guarantor Accession Agreement if, at all times, the minimum aggregate total net asset test referred to in Clause 18.10 (GEMA Subsidiaries) is satisfied.

(c) Upon execution and delivery of a Guarantor Accession Agreement or a Counter Guarantor Accession Agreement (as the case may be) and all those other documents listed in Part 2 of Schedule 2, in each case in form and substance satisfactory to the Agent (acting reasonably), each Guarantor or Counter Guarantor (as the case may be) agrees to be bound by the terms of the Finance Documents.

27.5 Reference Banks

     If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be one of the Banks, the Agent shall (in consultation with the Company) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

27.6 Register

     The Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

27.7 Change of Facility Office

     No Bank will change its Facility Office if, at the time of the change, circumstances exist which would oblige the Company to pay that Bank any amount under Clause 11.1 (Taxes) or Clause 13 (Increased costs) which it would not have been obliged to pay if that Bank had retained the same Facility Office.

28.  DISCLOSURE OF INFORMATION

(a) A Bank may disclose to one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

     (i)   a copy of any Finance Document; and

     (ii) any information which that Bank has acquired under or in connection with any Finance Document.

     Provided that any such Affiliate or person has agreed in writing to maintain the confidentiality of any such document or information on the same terms (with appropriate consequential changes) as set out in paragraph
     (c) below.

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(b)  The prior written consent of the Company is required for any disclosure under paragraph (a) above unless:

     (i)   that person is another Bank or an Affiliate of a Bank; or

     (ii)  a Default is outstanding.

     However, the prior consent of the Company must not be unreasonably withheld or delayed and will be deemed to have been given if, within 10 Business Days of receipt by an Obligor of an application for consent, it has not been expressly refused.

(c) Subject to paragraph (a) above, each Bank shall keep confidential and not, without the prior written consent of the Company, use any information (other than information which is publicly available unless as a result of a breach of this Clause 28) supplied by or on behalf of an Obligor under this Agreement otherwise than in connection with this Agreement. However, each Bank is entitled to disclose any information:

     (i) in connection with any legal proceedings arising out of or in connection with this Agreement; or

     (ii) if required to do so by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise; or

     (iii) pursuant to any law or regulation in accordance with which that Bank is required to act; or

     (iv) to any governmental, banking or taxation authority of competent jurisdiction; or

     (v)   to its auditors or legal or other professional advisers.

29.  SET-OFF

     A Finance Party may set off any matured obligation owed by an Obligor under this Agreement (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

30.  PRO RATA SHARING

30.1 Redistribution

     If any amount owing by an Obligor under this Agreement to a Finance Party (the "recovering Finance Party") is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 10 (Payments) (a "recovery"), then:

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                                      60
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     (a)  the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Agent;

     (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 10 (Payments);

     (c) subject to Clause 30.3 (Exception), the recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "redistribution") equal to the excess;

     (d) the Agent shall treat the redistribution as if it were a payment by that Obligor under Clause 10 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 10.7 (Partial payments); and

     (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph
          (d) above, and that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

30.2 Reversal of redistribution

     If under Clause 30.1 (Redistribution):

     (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

     (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

     each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party. Thereupon the subrogation in Clause 30.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

30.3 Exception

     A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 30.1(e) (Redistribution).

31.  SEVERABILITY

     If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

     (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

     (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

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32.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

33.  NOTICES

33.1 Giving of notices

     All notices or other communications under or in connection with this Agreement shall be given in writing or by facsimile. Any such notice will be deemed to be given as follows:

     (a)  if in writing, when delivered; and

     (b)  if by facsimile, when received.

     However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

33.2 Addresses for notices

(a) The address and facsimile number of each Party (other than the Agent) for all notices under or in connection with this Agreement are:

     (i) that notified by that Party for this purpose to the Agent on or before it becomes a Party; or

     (ii) any other notified by that Party for this purpose to the Agent by not less than five Business Days' notice.

(b)  The address and facsimile number of the Agent is:

     The Royal Bank of Scotland plc
     Loans Administration
     PO Box 450
     Corporate Banking Office
     5-10 Great Tower Street
     London EC3P 3HX

     Facsimile number: 020 7220 7370

     or such other as the Agent may notify to the other Parties by not less than five Business Days' notice.

(c) The Agent shall, promptly upon request from any Party, give to that Party the address, telex number or facsimile number of any other Party applicable at the time for the purposes of this Clause.

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34.  GOVERNING LAW

     This Agreement is governed by English law.

35.  JURISDICTION

(a) Each of the parties hereto irrevocably agrees, for the benefit of the Agent and the Banks, that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

(b) The Company irrevocably waives any objection which it might now or hereafter have to the courts referred to in paragraph (a) above being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

(c)  The submission to the jurisdiction of the courts referred to in paragraph
     (a) above shall not (and shall not be construed so as to) limit the right of the Agent or the Banks to take proceedings in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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                                  SCHEDULE 1

                               ORIGINAL PARTIES



Name of Bank                                                        Commitments
                                                                      (Pounds)
The Bank of Tokyo-Mitsubishi, Ltd.                                   55,000,000
Commerzbank Aktiengesellschaft, London Branch                        55,000,000
The Chase Manhattan Bank                                             55,000,000
The Royal Bank of Scotland plc                                       55,000,000
Bank One, NA                                                         47,500,000
Bankgesellschaft Berlin AG, London Branch                            47,500,000
Barclays Bank PLC                                                    47,500,000
Bayerische Landesbank Girozentrale, London Branch                    47,500,000
BNP Paribas London Branch                                            47,500,000
Citibank, N.A.                                                       47,500,000
Credit Suisse First Boston                                           47,500,000
Danske Bank A/S                                                      47,500,000
Deutsche Bank AG London                                              47,500,000
Fleet National Bank                                                  47,500,000
HSBC Bank Plc                                                        47,500,000
ING Bank N.V.,  London Branch                                        47,500,000
National Australia Bank, ACN004044937                                47,500,000
Scotiabank (Ireland) Limited                                         47,500,000
The Dai-Ichi Kangyo Bank, Limited                                    21,250,000
The Fuji Bank, Limited                                               21,250,000
UBS AG                                                               42,500,000
Sumitomo Mitsui Banking Corporation                                  30,000,000

                                                          ---------------------

Total Commitments                                         (Pounds)1,000,000,000

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                                  SCHEDULE 2

                                    PART 1

             CONDITIONS PRECEDENT DOCUMENTS TO BE DELIVERED BEFORE
                                THE FIRST LOAN


1. A copy of the memorandum and articles of association, certificate of incorporation and certificate of incorporation on change of name (if any) of the Company.

2.   A copy of a resolution of the board of directors of the Company:

     (i) approving the terms of, and the transactions contemplated by the Finance Documents resolving that it execute the Finance Documents to which it is a party and any related and/or ancillary documents;

     (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

     (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents.

3. A certificate of a director of the Company certifying that the utilisation of the Facility in full would not cause any internal borrowing limit binding on the Company to be exceeded.

4.   A certificate of an authorised signatory of the Company certifying:

     (a) that each copy document specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement; and

     (b)   the specimen signatures of its authorised signatories.

5. A legal opinion of Allen & Overy, legal advisers to the Agent, addressed to the Finance Parties substantially in the form of Schedule 6.

6. A legal opinion of Maclay Murray & Spens, legal advisers to the Agent in Scotland, addressed to the Finance Parties substantially in the form of
     Schedule 7.

Miscellaneous

7.   A copy of each Licence held by a member of the Group.

8. Evidence that Existing Facility has been cancelled and any outstandings under the Existing Facility has been or will on the first Drawdown Date be repaid in full.

9. Evidence that all fees and expenses then due and payable from the Company under this Agreement have been or will be paid by the first Drawdown Date.

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

                                      65
________________________________________________________________________________


10. A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document and which, in either case, is notified to the Company prior to the execution of this Agreement.

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

                                      66
________________________________________________________________________________


                                    PART 2

                        CONDITIONS PRECEDENT DOCUMENTS
              TO BE DELIVERED BY A GUARANTOR OR COUNTER GUARANTOR


Authorisations

1. A copy of the memorandum and articles of association, certificate of incorporation and certificate of incorporation on change of name (if any) of each Guarantor or Counter Guarantor (as the case may be).

2. A copy of a resolution of the board of directors of each Guarantor or Counter Guarantor (as the case may be):

     (a) approving the terms of, and the transactions contemplated by the Guarantor Accession Agreement or Counter Guarantor Accession Agreement (as the case may be) and resolving that it execute the Guarantor Accession Agreement or Counter Guarantor Accession Agreement (as the case may be);

     (b) authorising a specified person or persons to execute the Guarantor Accession Agreement or Counter Guarantor Accession Agreement (as the case may be) on its behalf; and

     (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Guarantor Accession Agreement or Counter Guarantor Accession Agreement (as the case may be).

3. A certificate of a director of each Guarantor or Counter Guarantor (as the case may be) certifying that the execution of the Guarantor Accession Agreement or Counter Guarantor Accession Agreement (as the case may be) will not result in any breach or any restriction referred to in Clause 17.5 (Non-conflict) binding on that Guarantor or Counter Guarantor (as the case may be).

4. A certificate of an authorised signatory of each Guarantor or Counter Guarantor (as the case may be) certifying:

     (a) that each copy document specified in Part 2 of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Guarantor Accession Agreement or Counter Guarantor Accession Agreement (as the case may be); and

     (b) the identity and specimen signatures of the directors, authorised signatories and secretary of that Guarantor or Counter Guarantor (as the case may be).

Legal opinion

5. A legal opinion of Allen & Overy, legal advisers to the Agent, addressed to the Finance Parties.

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

                                      67
________________________________________________________________________________


6. A legal opinion of Maclay Murray & Spens, legal advisers to the Agent in Scotland, addressed to the Finance Parties.

Miscellaneous

7. Guarantor Accession Agreement or Counter Guarantor Accession Agreement (as the case may be) duly executed by the Guarantor or Counter Guarantor (as the case may be) .

8. Written evidence that GEMA has consented to the Guarantor or Counter Guarantor (as the case may be) entering into the Guarantor Accession Agreement or Counter Guarantor Accession Agreement (as the case may be) notwithstanding the terms of any Licence held by such Guarantor or Counter Guarantor, together with details of any conditions to that consent.

9. A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary in connection with the entry into and performance of the transactions contemplated by, the Guarantee or the Counter Guarantee (as the case may be) or for the validity and enforceability of the Guarantee or the Counter Guarantee (as the case may be).

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

                                      68
________________________________________________________________________________


                                  SCHEDULE 3

                       CALCULATION OF THE MANDATORY COST


(a) The Mandatory Cost for each Loan for each period in respect of which interest is payable is the rate determined by the Agent to be equal to the rate notified by the Agent and calculated in accordance with the following formulae:

     in relation to a Loan denominated in Sterling:

     BY + S(Y-Z) + F x 0.01 % per annum = Mandatory Cost
     ----------------------
         100-(B + S)


     in relation to any other Loan:

     F x 0.01 % per annum = Mandatory Cost
     --------
        300


     where on the day of application of the formula:

     B is the percentage of the Agent's eligible liabilities which the Bank of England requires the Agent to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

     Y is the rate at which Sterling deposits are offered by the Agent to leading banks in the London interbank market at or about 11.00 a.m. on that day for the Term or Interest Period;

     S is the percentage of the Agent's eligible liabilities which the Bank of England requires the Agent to place as a special deposit;

     Z is the interest rate per annum allowed by the Bank of England on special deposits; and

     F is the charge payable by the Agent to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations (but where for this purpose, the figure in paragraph 2.02b and 2.03b will be deemed to be zero) expressed in pounds per (Pounds)1 million of the fee base of the Agent.

(b)  For the purposes of this Schedule 3:

     (i) "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England;

     (ii)  "fee base" has the meaning given to it in the Fees Regulations;

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

                                      69
________________________________________________________________________________

     (iii) "Fees Regulations" means:

           (A) prior to 31st March, 1999, the Banking Supervision (Fees) Regulations 1998; and

           (B) on and after 31st March, 1999, any regulations governing the payment of fees for banking supervision.

(c) In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d)  (i)   The formula is applied on the first day of each relevant period comprised in the relevant Term.

     (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to the nearest four decimal places.

(e)  (i)   The relevant rate for a Bank lending from a Facility Office in a
           Participating Member State is the percentage rate per annum notified by that Bank to the Agent as its cost of complying with the minimum reserve requirements of the European Central Bank.

     (ii) If a Bank fails to specify a rate under sub paragraph (i) above, the Agent will assume that the Bank has not incurred any such cost.

(f) If the Agent determines (after consultation with the Banks) that a change in circumstances has rendered, or will render, the formula inappropriate, the Agent shall notify the Company of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the parties to this Agreement.

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

                                      70

--------------------------------------------------------------------------------

                                  SCHEDULE 4

                                FORM OF REQUEST



To:   THE ROYAL BANK OF SCOTLAND PLC as Agent

From: SCOTTISH POWER UK PLC
                                                            Date: [           ]


          Scottish Power UK plc-(Pounds)1,000,000,000 Revolving Credit Agreement
                  dated [                              ], 2001

1.    We wish to borrow a Loan as follows:

      (a) Drawdown Date: [             ]

      (b) Original Sterling Amount:  (Pounds)[             ]

      (c) Currency:  [                 ]

      (d) Term: [                   ]

      (e) Payment instructions: [               ]

2. We confirm that each condition specified in Clause 4.2(a) (Further conditions precedent) (except as specified in paragraph (b) of that Clause) is satisfied on the date of this Request.

3. We confirm that the Loan will be used [in accordance with Clause 3 (Purpose)/solely for the purposes of repayment of commercial paper which is due for repayment on the Drawdown Date/outstanding amounts under the Existing Facility].

4. We confirm that the borrowing of the above referenced Loan will not cause any borrowing limit binding on Scottish Power UK plc to be exceeded.


By:

SCOTTISH POWER UK PLC
Authorised Signatory


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  SCHEDULE 5

                         FORM OF NOVATION CERTIFICATE


To:   THE ROYAL BANK OF SCOTLAND PLC as Agent

From: [THE EXISTING BANK] and [THE NEW BANK]  Date: [          ]


      Scottish Power UK plc - (Pounds)1,000,000,000 Revolving Credit Agreement
                     dated [          ], 2001

We refer to Clause 27.3 (Procedure for novations).

1.    We [ ] (the "Existing Bank") and [      ] (the "New Bank") agree to the
      Existing Bank and the New Bank novating all the Existing Bank's rights and obligations referred to in the Schedule in accordance with Clause 27.3 (Procedure for novations).

2. The specified date for the purposes of Clause 27.3(c) is [date of novation].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 33.2 (Addresses for notices) are set out in the Schedule.

4.    This Novation Certificate is governed by English law.


                                 THE SCHEDULE

                     Rights and obligations to be novated

[Details of the rights and obligations of the Existing Bank to be novated].

[New Bank]

[Facility Office             Address for notices]

[Existing Bank]           [New Bank]           THE ROYAL BANK OF SCOTLAND PLC

By:                       By:                  By:

Date:                     Date:                Date:


--------------------------------------------------------------------------------

                                      72
________________________________________________________________________________


                                  SCHEDULE 6

                    FORM OF LEGAL OPINION OF ALLEN & OVERY


To:   The Royal Bank of Scotland plc
      135 Bishopsgate
      London EC2M 3UR

      (as Agent for the Finance Parties)


                                                                 [       ], 2001
Dear Sirs,


      Scottish Power UK plc (the "Company") - (Pounds)1,000,000,000 Revolving
               Credit Agreement dated [       ], 2001 (the "Credit Agreement")

We have acted as legal advisers in England to The Royal Bank of Scotland plc (the "Agent") in connection with a Credit Agreement dated [ ], 2001 (the "Credit Agreement") made between the Company as borrower, The Bank of Tokyo-Mitsubishi, Ltd., Commerzbank Aktiengesellschaft, London Branch, J.P. Morgan plc and The Royal Bank of Scotland plc as Joint Arrangers, the Banks (as defined therein) and the Agent.

Terms defined in the Credit Agreement have the same meanings when used in this opinion.

We have received instructions from and participated in discussions with the Agent about the provisions contained in the Credit Agreement.

We have examined the following documents:

(a)   an executed copy of the Credit Agreement; and

(b)   the legal opinion of Maclay Murray & Spens legal advisers to the Agent in
      Scotland dated [       ], 2001 and addressed to the Finance Parties.

Except as stated above we have not examined any contracts, instruments or other documents entered into by or affecting the Company or any corporate records of the Company and have not made any other enquiries concerning the Company.

In giving this opinion, we have assumed:

(i)   the genuineness of all signatures;

(ii) the authenticity and completeness of all documents submitted to us as originals;

(iii) the conformity to original documents of all documents submitted to us as copies and the authenticity and completeness of such original documents;


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

                                      73
________________________________________________________________________________

(iv) the power and authority to execute and the due execution of the Credit Agreement by the Company, each Bank, each Joint Arranger and the Agent, and that the obligations expressed to be assumed by each Bank, each Joint Arranger and the Agent under the Credit Agreement are legally valid;

(v) that, so far as the laws of Scotland are concerned, the Credit Agreement constitutes a valid and legally binding obligation of the Company in accordance with its terms; and

(vi) that the certificates and other documents dated earlier than the date hereof and on which we have expressed reliance remain accurate and that there have been no variations to any such certificates or documents.

We have not investigated the laws of any country other than England and this opinion is given only with respect to English law. We assume that no foreign law which may apply with respect to the Credit Agreement or the transactions and matters contemplated thereby would be such as to affect any of the conclusions stated herein. We express no opinion as to matters of fact.

Based upon and subject to the foregoing and subject to any matters not disclosed to us we are of the opinion that, so far as the present laws of England are concerned and subject to the qualifications set out below:

(A) Legal validity The Credit Agreement constitutes valid and legally binding obligations of the Company.

(B) Stamp duties No stamp or registration duty or similar taxes or charges are payable in the United Kingdom in respect of the execution or delivery of the Credit Agreement.

(C) Registrations It is not necessary to register the Credit Agreement in any public office or elsewhere in England.

Notwithstanding the foregoing this opinion is subject to the following qualifications:

(i) The validity, performance and enforcement of the Credit Agreement may be limited by bankruptcy, insolvency, reorganisation or similar laws affecting creditors' rights generally.

(ii) Remedies such as specific performance or the issue of an injunction are available only at the discretion of the court. Specific performance is not usually granted and an injunction is not usually issued where damages would be an adequate alternative.

(iii) The Credit Agreement provides for interest to be paid on overdue amounts. Such interest may amount to a penalty under English law and may therefore not be recoverable.

(iv) We express no opinion as to the enforceability of Clause 30 (Pro rata sharing) of the Credit Agreement.

(v) An English court may stay proceedings if concurrent proceedings are being brought elsewhere.

(vi) There could be circumstances in which an English court would not treat as conclusive those certificates and determinations which the Credit Agreement states are to be so treated.


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

                                      74
________________________________________________________________________________


(vii) The obligations contained in Clause 23 (Stamp duties) of the Agreement may be void in respect of stamp duty payable in the United Kingdom.

(viii) Clause 31 (Severability) of the Credit Agreement may not be effective in certain circumstances depending on the nature of the prohibition or unenforceability in question.

(ix) The Credit Agreement may be amended orally by the parties thereto notwithstanding provisions therein to the contrary.

(x) English courts may not give effect to any provision for reimbursement of legal costs incurred by an unsuccessful litigant.

(xi) The effectiveness of terms exculpating a party from a liability or duty otherwise owed may be limited by law.

(xii) There is no authority as to whether or not an English court would give effect to the currency indemnity contained in Clause 24.1 (Currency indemnity) of the Credit Agreement. However, the English courts will now render judgments in foreign currencies.

(xiii) On the assumption that a Novation Certificate is duly completed, executed, authorised and delivered to the Agent in accordance with the Credit Agreement and any conditions to which the Novation Certificate is expressed to be subject are satisfied, then the provisions of Clause 27.3 (Procedure for novations) will operate in accordance with its terms. However, without prejudice to the preceding sentence, no opinion is expressed with respect to any Novation Certificate issued after the date of this opinion because we do not know the identity of the parties concerned and this opinion is given only as at today's date. In any event, it should be noted that in certain circumstances transactions employing Novation Certificates and assignments or transfers of interests in the Credit Agreement may require compliance with the Financial Services Act 1986.

(xiv) A person may not be able to enforce a provision of the Credit Agreement expressed to be in his favour unless he is a party.

This opinion is given for the sole benefit of the Agent, the Joint Arrangers and the Banks which are the original parties to the Credit Agreement and may not be disclosed to, or relied upon by, any other person or be quoted or made public in any way without our prior written consent.

Yours faithfully,



________________________________________________________________________________

                                      75
________________________________________________________________________________


                                  SCHEDULE 7

                FORM OF LEGAL OPINION OF MACLAY MURRAY & SPENS


Ref: RJL/SMK
[        ], 2001

The Royal Bank of Scotland plc (the "Agent")
135 Bishopsgate
London EC2M 3UR
(as agent for the Finance Parties)



Dear Sirs,

You have asked for our opinion in connection with an agreement of even date with this opinion between Scottish Power UK plc as borrower (the "Company"), The Bank of Tokyo Mitsubishi, Ltd., Commerzbank Aktiengesellschaft, London Branch, J.P. Morgan plc and The Royal Bank of Scotland plc as Joint Arrangers, the Banks (as defined therein) and the Agent (the "Facility Agent").

Unless otherwise defined in this opinion, words and expressions defined in the Facility Agreement shall bear the same meanings in this opinion.

For the purposes of this opinion, we have examined copies of and base our opinion on the following documents, copies of which we have signed and attach for the purposes of identification (other than the Company Search):

(a)  an executed copy of the Facility Agreement;

(b) a certified copy of the Memorandum and Articles of Association of the Company;

(c)  a microfiche of the files of the Company obtained from the Registrar of
     Companies in Edinburgh on [        ], 2001 (the "Company Search");

(d)  a certified copy of the minutes of a meeting of the board of directors of
     the Company held on [        2001] (the "Directors' Minutes");

(e) a certificate of a director of the Company confirming that the utilisation by the Company of the said Facility (as defined in the Facility Agreement) (the "Director Certificate") in full would not cause any internal borrowing limit binding on the Company to be exceeded; and

(f) a certificate of an authorised signatory of the Company (the "Authorised Signatory Certificate") certifying that each of the items in paragraphs (b) and (d) is correct, complete and in full force. The Director Certificate and Authorised Signatory Certificate are herein together referred to as "the Certificates").


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

                                      76
________________________________________________________________________________


We have not made any other enquiries concerning the Company and in particular we have not concerned ourselves with investigating or verifying any matters of fact or opinion (whether set out in any of the documents referred to above or elsewhere) other than as expressly stated herein.

We have assumed for the purposes of this opinion:

(i) the capacity, power and authority of each of the Joint Arrangers, the Banks and the Agent to enter into and perform their respective obligations under the Facility Agreement and the due execution and delivery of the Facility Agreement by each of the Joint Arrangers, the Banks and the Agent;

(ii)   that the Facility Agreement has been signed by [        ] and [       ]
       on behalf of the Company and that the Facility Agreement has been duly delivered;

(iii) the conformity to original documents of all documents supplied to us as photocopies, specimen or facsimile copies;

(iv) that each of the statements contained in the Certificates (on which we have relied without further inquiry) is true and correct as at the date hereof;

(v)    that the meeting of the board of directors of the Company held on [    ],
       2001 was duly convened and held;

(vi) that the information disclosed by the Company Search was accurate in all respects and that such Search did not fail to disclose any material information which had been delivered for registration but which did not appear on the microfiche supplied by the Companies Registry in Edinburgh;

(vii) the Company has not passed a voluntary winding-up resolution, no petition has been presented or order made by the Court for the winding up, dissolution or administration of the Company and no receiver, trustee, administrator or similar official has been appointed in relation to the Company or any of its assets or revenues; and

(viii) that the Facility Agreement constitutes a legal, valid and binding obligation of the parties thereto under English law to which it is expressed to be subject and that the performance of the obligations thereunder is not illegal or unenforceable by virtue of the law of any jurisdiction (other than Scotland) in which they are to be performed.

We have not made any investigation of and do not express any opinion as to the laws of any jurisdiction outside Scotland and this opinion relates only to the laws of Scotland as they exist at the date hereof.

Based upon and subject to the foregoing and subject to the reservations hereinafter referred to and to any matters not disclosed to us, we are of the opinion that:

1. The Company is a limited liability company duly incorporated under the laws of Scotland and has full corporate power and authority to execute, deliver and perform its obligations under the Facility Agreement.



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

                                      77
________________________________________________________________________________


2. The execution and delivery by the Company of the Facility Agreement and the performance of its obligations thereunder have been duly authorised by all requisite corporate action on its part.

3. The obligations of the Company under the Facility Agreement are valid and binding obligations of the Company under the law of Scotland and would be so treated in the Courts of Scotland.

4. The entry into and performance of the Facility Agreement by the Company and the transaction and matters to be implemented thereunder do not violate (i) Scottish Law or (ii) the Memorandum and Articles of Association of the Company.

5. It is not necessary to file, register or record the Facility Agreement with any court or authority in Scotland.

6. No stamp, registration or other similar taxes or charges are payable in Scotland with respect to the execution or delivery of the Facility Agreement.

7. The choice of English law to govern the Facility Agreement is valid and effective under the private international law of Scotland. Subject to the usual exceptions affecting such matters as procedure, the availability of remedies and any provision which is repugnant to the law of Scotland, the law of England will accordingly be applied by the Courts of Scotland if any dispute arising from or contractual claim connected with the Facility Agreement comes under their jurisdiction. A judgment rendered against the Company by a competent court in England and registered in Scotland pursuant to the provisions of the Civil Jurisdiction and Judgments Act 1982 will be enforceable by the Scottish Courts.

8. The submission by the Company to the jurisdiction of the courts of England is valid and binding on the Company.

The foregoing opinion is subject to the following qualifications:

(a) We do not express any view on the particular remedies available on enforcement, such as specific implement or interdict, which are discretionary remedies.

(b) The enforcement of the Facility Agreement may be limited by applicable laws relating to prescription, limitation, bankruptcy, liquidation, receivership, administration, insolvency or other laws relating to creditors' rights generally or by the application of rules of equity or public policy.

(c) A Scottish court may refuse to give effect to any provisions of the Facility Agreement providing for the payment of legal costs and other costs, charges and expenses in respect of the cost of unsuccessful litigation brought before such court or where that court has itself made an order for costs.

(d) Any provision contained in the Facility Agreement to the effect that a calculation and/or certification will be conclusive and binding may not be effective if such calculation or certification is fraudulent or erroneous on its face and will not necessarily prevent judicial enquiry into the merit of any claim under the relative document.


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

                                      78
________________________________________________________________________________


(e) Any provision in the Facility Agreement relating to default interest would be unenforceable if it were held to constitute a penalty and not a genuine and reasonable pre-estimate of the damage likely to be suffered as a result of the default in payment of the amount in question.

(f) We express no opinion whether any provision in the Facility Agreement conferring on any party thereto a right of set off or similar right would be effective against a liquidator or creditor.

(g) We have not been asked to advise you in connection with the preparation of the Facility Agreement and we therefore express no opinion on the implications of the Facility Agreement or on whether the Facility Agreement gives effect to the commercial intentions of the parties.

(h) Any undertakings or indemnities in relation to United Kingdom stamp duties given by the Company may be void under the provisions of Section 117 of the Stamp Act 1891.

(i) A Scottish court may stay proceedings if concurrent proceedings are being brought elsewhere.

(j) The effectiveness of terms exculpating a party from a liability or duty otherwise owed is limited by law.

This opinion shall be governed by and construed in accordance with the law of Scotland.

This opinion is strictly limited to the matters specifically stated herein and is not to be read as extending by implication to any other matter.

This opinion is provided solely for the benefit of the person to which it is addressed and may not be communicated to or relied upon by any other person, firm or corporation whatsoever.

Yours faithfully,


________________________________________________________________________________

                                      79
________________________________________________________________________________


                                  SCHEDULE 8

                                    PART 1

                         GUARANTOR ACCESSION AGREEMENT


To:   THE ROYAL BANK OF SCOTLAND plc as Agent

From: [GUARANTOR]



     Scottish Power UK plc (the "Company") - (Pounds)1,000,000,000 Revolving
                Credit Agreement dated [        ], 2001 (the "Credit Agreement")


We refer to Clause 27.4 (Accession) of the Credit Agreement.

We, [GUARANTOR] of [        ] agree to become, with effect from the date of this
Deed, a Guarantor under the Credit Agreement and to be bound by the terms of the Finance Documents as an Obligor in accordance with Clause 27.4 (Accession).

Our address for notices for the purposes of Clause 33.2 (Addresses for notices) is:

[


                 ]


This Agreement is intended to take effect as a deed under English law.

THE COMMON SEAL of          )
[GUARANTOR]                 )
was affixed in              )
the presence of:            )



Director


Director/Secretary


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

                                      80
________________________________________________________________________________


                                    PART 2

                     COUNTER GUARANTOR ACCESSION AGREEMENT


To:   THE ROYAL BANK OF SCOTLAND plc as Agent

From: COUNTER GUARANTOR]


      Scottish Power UK plc (the "Company") - (Pounds)1,000,000,000 Revolving
               Credit Agreement dated [         ], 2001 (the "Credit Agreement")


We refer to Clause 27.4 (Accession) of the Credit Agreement.

We, [COUNTER GUARANTOR] of [        ] (Registered no. [        ]) agree to
become, with effect from the date of this Deed, a Counter Guarantor under the Credit Agreement and to be bound by the terms of the Finance Documents as an Obligor in accordance with Clause 27.4 (Accession).

Our address for notices for the purposes of Clause 33.2 (Addresses for notices) is:

[


                 ]


This Agreement is intended to take effect as a deed under English law.

THE COMMON SEAL of            )
[COUNTER GUARANTOR]           )
was affixed in                )
the presence of:              )



Director


Director/Secretary



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

                                      81
________________________________________________________________________________


                                  SCHEDULE 9

                          FORM OF MARGIN CERTIFICATE


To:   The Royal Bank of Scotland plc

From: Scottish Power UK plc

Date: [        ]


     Scottish Power UK plc - (Pounds)1,000,000,000 Revolving Credit Agreement
               dated [             ], 2001 (the "Credit Agreement")


1.   We refer to the Credit Agreement. This is a Margin Certificate.

2.   We confirm that as at [end date of relevant financial half year]:

     (a)  Total Consolidated Net Borrowings for the preceding twelve month
          period ending on that date was [        ];

     (b)  Consolidated EBITDA for the preceding twelve month period ending on
          that date was [        ];

     (c) in accordance with Clause 8.2(d) (Margin adjustment) the Applicable Margin for any Loan during a Term with a Rate Fixing Day falling after the date of this certificate but on or before the delivery of the next
          Margin Certificate will be: [        ].

Scottish Power UK plc

By:                                By:




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

                                      82
________________________________________________________________________________


                     SIGNATORIES TO THE FACILITY AGREEMENT


Company

SCOTTISH POWER UK PLC

By:  A. J. M. COATS



Joint Arrangers

THE BANK OF TOKYO-MITSUBISHI, LTD.

By:  D. DALLISON



COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH

By:  J. THOMSON     J. R. BOURNE



J.P. MORGAN PLC

By:  M. TOULAN



THE ROYAL BANK OF SCOTLAND PLC

By:  J. H. M. HARE



Agent


THE ROYAL BANK OF SCOTLAND PLC

By:  J. H. M. HARE



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

                                      83
________________________________________________________________________________


Banks

THE BANK OF TOKYO-MITSUBISHI, LTD.

By:  D. DALLISON


COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH

By:  J. THOMSON     J. R. BOURNE


THE CHASE MANHATTAN BANK

By:  M. TOULAN


THE ROYAL BANK OF SCOTLAND PLC

By:  J. H. M. HARE

BANK ONE, NA

By:  DAVID G. ROBERTS


BANKGESELLSCHAFT BERLIN AG, LONDON BRANCH

By:  J. H. M. HARE (power of attorney)


BARCLAYS BANK PLC

By:  J. A. C. BATTERS


BAYERISCHE LANDESBANK GIROZENTRALE, LONDON BRANCH

By:  M. R. L. WILLIAMS


BNP PARIBAS LONDON BRANCH

By:  J. H. M. HARE (power of attorney)


CITIBANK, N.A.

By:  R. A. WELFORD



________________________________________________________________________________

                                      84
________________________________________________________________________________


CREDIT SUISSE FIRST BOSTON

By:  N. BURNHAM     G. LYNSKEY


DANSKE BANK A/S

By:  J. H. M. HARE (power of attorney)


DEUTSCHE BANK AG LONDON

By:  M. STARMER-SMITH


FLEET NATIONAL BANK

By:  R. S. SULLIVAN


HSBC BANK PLC

By:  ANDREW AITKEN


ING BANK N.V., LONDON BRANCH

By:  ANJILA SHARMA


NATIONAL AUSTRALIA BANK, ACN004044937

By:  DAVID RAWSON


SCOTIABANK (IRELAND) LIMITED

By:  J. H. M. HARE (power of attorney)


THE DAI-ICHI KANGYO BANK, LIMITED

By:  TREVOR C. BAILEY


THE FUJI BANK, LIMITED

By:  KATSUNORI NOZUWA



________________________________________________________________________________

                                      85
________________________________________________________________________________


UBS AG

By:  ANNETTE P. ALFORD


SUMITOMO MITSUI BANKING CORPORATION

By:  JEREMY P. G. SLATER



________________________________________________________________________________
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                                     INDEX


Clause                                                                    Page

1.   Interpretation.....................................................     1
2.   The Facility.......................................................    16
3.   Purpose............................................................    17
4.   Conditions precedent...............................................    17
5.   Drawdown...........................................................    18
6.   Repayment..........................................................    19
7.   Prepayment and cancellation........................................    19
8.   Interest...........................................................    20
9.   Optional Currencies................................................    22
10.  Payments...........................................................    22
11.  Taxes..............................................................    25
12.  Market disruption..................................................    26
13.  Increased Costs....................................................    27
14.  Illegality and mitigation..........................................    28
15.  Guarantee..........................................................    29
16.  Counter Guarantee..................................................    31
17.  Representations and warranties.....................................    34
18.  Undertakings.......................................................    36
19.  Default............................................................    42
20.  The Agent and the Joint Arrangers..................................    47
21.  Fees...............................................................    51
22.  Expenses...........................................................    52
23.  Stamp duties.......................................................    53
24.  Indemnities........................................................    53
25.  Evidence and calculations..........................................    54
26.  Amendments and waivers.............................................    54
27.  Changes to the Parties.............................................    55
28.  Disclosure of information..........................................    58
29.  Set-Off............................................................    59
30.  Pro Rata Sharing...................................................    59
31.  Severability.......................................................    60
32.  Counterparts.......................................................    61
33.  Notices............................................................    61
34.  Governing law......................................................    62
35.  Jurisdiction.......................................................    62


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Schedules

1.   Original Parties..........................................................................   63
2.   Part 1  Conditions precedent documents to be delivered before the first Loan..............   64
     Part 2  Conditions precedent documents to be delivered by a Guarantor or
     Counter-Guarantor.........................................................................   66
3.   Calculation of the Mandatory Cost.........................................................   68
4.   Form of Request...........................................................................   70
5.   Form of Novation Certificate..............................................................   71
6.   Form of legal opinion of Allen & Overy....................................................   72
7.   Form of legal opinion of Maclay Murray & Spens............................................   75
8.   Part 1 - Guarantor Accession Agreement....................................................   79
     Part 2 - Counter Guarantor Accession Agreement............................................   80
9.   Form of Margin Certificate................................................................   81

Signatories....................................................................................   82

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